EXHIBIT 4.49



                            Dated 8th January 2006









                     (1) SOUTH ATLANTIC PETROLEUM LIMITED

                  (2) CNOOC EXPLORATION & PRODUCTION LIMITED













               ----------------------------------------------

                          SALE AND PURCHASE AGREEMENT


                                - relating to -


                    90% Contractor interest in a Production
                   Sharing Contract in respect of NNPC's 50%
                   interest in OML 130, Federal Republic of
                                    Nigeria
               ----------------------------------------------










Note:

Certain statements, marked with an asterisk in brackets [*], have been omitted from this agreement pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the omitted materials have been filed separately in paper form with the Securities and Exchange Commission.

                               TABLE OF CONTENTS



1.    DEFINITIONS AND INTERPRETATION.........................................1

2.    SALE AND PURCHASE CONDITIONS...........................................8

3.    CONSIDERATION.........................................................10

4.    REIMBURSEMENT OF TUPNI/BRASOIL CARRY..................................11

5.    INTERIM PERIOD........................................................14

6.    COMPLETION............................................................16

7.    REPRESENTATIONS, WARRANTIES AND CLAIMS................................18

8.    TAXATION..............................................................23

9.    INDEMNITIES...........................................................24

10.   NOTICES...............................................................25

11.   COSTS, EXPENSES AND DELAYED PAYMENT...................................26

12.   ANNOUNCEMENTS.........................................................26

13.   ASSIGNMENT............................................................27

14.   CONFIDENTIALITY.......................................................27

15.   TERMINATION...........................................................28

16.   VARIATION.............................................................28

17.   GENERAL...............................................................28

18.   GOVERNING LAW AND ARBITRATION.........................................29


SCHEDULE 1 COMPLETION DOCUMENTS.............................................32

SCHEDULE 2 REPRESENTATIONS AND WARRANTIES...................................48

PART A REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................49

PART B REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................53

SCHEDULE 3 DATA ROOM DOCUMENTS..............................................55

SCHEDULE 4 ESCROW AGREEMENT.................................................56

SCHEDULE 5 TUPNI STATEMENT OF ADVANCES......................................73

SCHEDULE 6 FORM OF LEGAL OPINION............................................74

SCHEDULE 7 FORM OF ACKNOWLEDGEMENTS.........................................76

THIS AGREEMENT is made on the 8th day of January 2006

BETWEEN

(1) SOUTH ATLANTIC PETROLEUM LIMITED a company established under the laws of the Federal Republic of Nigeria with its registered office at 11th & 12th Floor, South Atlantic Petroleum Towers, 7 Adeola Odeku Street, Victoria Island, Lagos, Nigeria (hereinafter referred to as "the Seller"); and

(2) CNOOC EXPLORATION & PRODUCTION LIMITED, a company established under the laws of the Federal Republic of Nigeria with its registered office at 16d, Akin Olugbade Street, Victoria Island, Lagos, Nigeria (hereinafter called the "Purchaser").

WHEREAS

(A) Effective 23 February 1998 the Seller was granted a 100% interest in OPL 246 and pursuant to a farm in agreement the Seller assigned a 24% interest to TUPNI and a 16% interest to Brasoil;

(B) On 1 August 2003, the Seller on behalf of itself, TUPNI and Brasoil applied for the conversion of part of the area of OPL 246 to an oil mining lease (as amended by a letter from the Seller to the Department of Petroleum Resources dated 8 March, 2004) and by a letter dated 24 February 2005 the Ministry of Petroleum Resources approved the conversion to OML 130;

(C) By a letter dated 5 May 2005 from the Ministry of Petroleum Resources, the FGN exercised its rights under the Deep Water Block Allocations to Companies (Back-in-Rights) Regulations 2003 to take a 50% participating interest in OML 130 by vesting in NNPC a 50% participating interest, so that the parties to OML 130 and their participating interests therein are NNPC (50%), TUPNI (24%), Brasoil (16%) and the Seller (10%);

(D) In respect of the funding and conduct of operations relating to NNPC's 50% interest in OML 130, NNPC has entered into the PSC with the Seller and TUPNI pursuant to which the Seller has all of the rights and obligations of the Contractor and TUPNI is designated as operator under the PSC to carry out Petroleum Operations on behalf of the Contractor; and

(E) The Seller wishes to sell and assign the Transferred Interest (as hereinafter defined) and the Purchaser is willing to purchase and acquire the Transferred Interest from the Seller subject to and upon the terms hereof.

NOW IT IS HEREBY AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 Except where the context otherwise requires, the following expressions in this Agreement, its Recitals and Schedules shall have the following respective meanings:



                                Exhibit 4.49-1

        "Abandonment              means, in so far as these relate to the
        Liabilities"              Transferred Interest, any and all costs,
                                  charges, expenses, liabilities and
                                  obligations incurred in abandoning and/or decommissioning and/or removing any and all relevant assets, installations, facilities, equipment, pipelines, or other property whether such costs, charges, expenses, liabilities and obligations arose on, before or after Completion and whether such costs, charges, expenses, liabilities and obligations arise under any treaty, statutory, common law, or other obligation and regardless of negligence or breach of statutory duty on the part of the Seller;

        "Acknowledgements"        means the documents to be signed by TUPNI
                                  and Brasoil substantially in the form
                                  attached in Schedule 7 to be provided to the Purchaser at Completion;

        "Adjusted                 means the Reimbursement Amount, as adjusted
        Reimbursement Amount"     pursuant to the provisions of Clause 4.2(a)
                                  and as otherwise provided in this Agreement;

        "Adjustment Amount"       shall have the meaning given to it in Clause
                                  3.2;

        "Affiliate"               means any holding company or subsidiary
                                  company of a Party, or any company which is a subsidiary company of the holding company of a Party, and the expression "holding company" and "subsidiary" shall have the meanings respectively ascribed thereto by
                                  Section 736 of the Companies Act 1985 as amended by Section 144 of the Companies Act
                                  1989;

        "Base Rate"               means the display rate per annum of the
                                  offered quotation for deposits in US dollars for a period of one month which appears on Telerate Page 3750 (or such other page as the parties may agree) at or about 11.00 am
                                  London time on the Due Date, or if such Due
                                  Date is not a Business Day in London on the last Business Day in London prior to such Due Date, provided that, if the debt in question remains unpaid for longer than a month from such Due Date, interest thereon shall be compounded monthly and the said display rate reset monthly by reference to such display rate prevailing on the last
                                  Business Day in London prior to the monthly reset date;

        "Brasoil"                 means Brasoil Oil Services Company Nigeria
                                  Limited, its successors and permitted
                                  assigns;

        "Business Day"            means a day other than a Saturday or Sunday
                                  or statutory holidays on which banks are or, as the context may require, were generally open for all



                                Exhibit 4.49-2
                                  normal business in Nigeria and London;

        "Cash Call"               means a cash call as referred to in the
                                  Operating Agreement and the accounting
                                  procedure attached thereto;

        "Completion"              means the completion of the transfer or
                                  acquisition of the Transferred Interest as provided for in Clause 6;

        "Completion Date"         means the date of Completion as determined
                                  in accordance with Clause 6.1;

        "Completion Documents"    means the documents listed in Schedule 1
                                  substantially in the form attached hereto that must be executed in order to effect the transfer to and acquisition by the Purchaser of the Transferred Interest;

        "Consideration"           means the Purchase Price as adjusted
                                  pursuant to Clause 3.2 and as otherwise
                                  provided in this Agreement;

        "Contractor"              has the meaning given to it in the PSC;

        "Cost Oil"                has the meaning given to it in the PSC;

        "Data" means all data and information held by the Seller (or to which it is entitled) in its capacity as Contractor under the PSC in respect of the Transferred Interest including, without prejudice to the generality of the foregoing, accounts, books, contracts, correspondence, information, data and reports (including petroleum engineering, reservoir engineering, drilling, geological, geophysical and all other kinds of technical data and reports, maps, samples, well logs and analyses in whatever form the same are maintained), but excluding any notes, memoranda, analyses, reports or equivalent documents (in whatever form maintained) prepared by the Seller, its Affiliates, auditors, advisers and contractors for the Seller's or its Affiliates' internal purposes and/or corporate decision making and/or review procedures;

        "Data Room Documents"     means the documents relating to the
                                  Transferred Interest listed in Schedule 3 and, where the context so admits, any one or more of such documents;

        "Deposit"                 means the deposit of Dollars two hundred and
                                  thirty-five million ($235,000,000) payable into the Escrow Account on the date of this Agreement;



                                Exhibit 4.49-3

        "Disclosure Letter"       means a letter of even date herewith,
                                  together with the attachments thereto,
                                  addressed by the Seller to the Purchaser disclosing exceptions to the Seller's
                                  Warranties;

        "Dollar" or "$"           means the lawful currency of the United
                                  States of America;

        "Due Date"                means the date from which interest is to be
                                  charged in accordance with the terms of this Agreement;

        "Effective Date"          means 00.01 hours, Lagos Nigeria time, on 1
                                  July 2005;

        "Encumbrances"            means all liens, charges, mortgages,
                                  pledges, overriding royalties, net profit interests, security interests, encumbrances or third party rights other than those arising under OML 130, the PSC, the Operating Agreement, the Production
                                  Co-ordination Agreement and under applicable legislation;

        "Environmental            means, in so far as these relate to the
        Liabilities"              Transferred Interest, all costs, charges,
                                  expenses, liabilities and obligations,
                                  whether arising on, before or after
                                  Completion relating to: (1) cleaning up or removing debris from and for reinstating any area of land, foreshore, sea or sea bed, wherever situated, including without limitation reinstating any and all forms of plant and animal life and/or facilities required to be reinstated in, on, under or in respect of any such areas; (2) any pollution of air, water or land whether within natural or man made structures above or below ground including radiation, the cleaning up, repairing and eliminating of such pollution, radiation or other resulting toxic or other substances; and (3) the breach of or strict liability under any law, regulation, treaty, directive, statute, subordinate legislation, common law, civil law, order, judgment or award relating to the environment, health, safety, control of substances and pollution, and regardless of whether such costs, charges, expenses, liabilities and obligations are incurred in tort, contract, statute, common law or civil law and regardless of negligence or breach of statutory duty on the part of the Seller;

        "EPC Liabilities"         means, in so far as these relate to the
                                  Transferred Interest, all costs, charges, expenses, liabilities and obligations, whether arising on, before or after Completion, which are incurred in connection with any contracts entered into by TUPNI as operator on behalf of itself, NNPC, the Seller and Brasoil, relating



                                Exhibit 4.49-4
                                  to the development of the Akpo field,
                                  including any claims made under such
                                  contracts, and regardless of whether such costs, charges, expenses, liabilities and obligations are incurred in tort, contract, statute, common law, maritime law or civil law and regardless of negligence or breach of statutory duty on the part of the Seller, TUPNI or any other party to OML 130 or the PSC;

        "Escrow Account"          has the meaning given to it in the Escrow
                                  Agreement;

        "Escrow Agreement"        means the escrow agreement in the form
                                  attached as Schedule 4 dated the date
                                  hereof;

        "Escrow Completion        has the meaning given to it in the Escrow
        Notice"                   Agreement;

        "Escrow ITC Security      has the meaning given to it in the Escrow
        Notice"                   Agreement; "Expenditures" has the meaning
                                  given to it in Clause 4.3; "FGN" means the Government of the Federal Republic of Nigeria which shall be deemed to include any ministry or agency thereof;

        "Final Completion         means the statement prepared by the Seller
        Statement"                pursuant to Clause 4.4 within fifteen (15)
                                  Business Days of Completion;

        "Gas Utilisation          means the agreement dated 25 April 2005 and
        Agreement"                entered into between NNPC and Elf Petroleum
                                  Nigeria Limited of the one part and NNPC, the Seller, TUPNI and Brasoil of the other part; "HOA" means the Heads of Agreement entered into between NNPC, TUPNI, Brasoil and the Seller dated 25 April 2005 relating to NNPC's entry into OML 130; "Interim
                                  Completion Statement" means the statement prepared by the Seller pursuant to Clause
                                  4.3 prior to Completion; "Interim Period" means the period between the date of this Agreement and Completion; "ITC Security" has the meaning attributed thereto in Clause 3.4 of this Agreement;

        "Minister"                means the Minister of Petroleum Resources of
                                  the FGN or any duly-constituted successor entity designated by the FGN or such other equivalent



                                Exhibit 4.49-5
                                  competent authority;

        "NNPC"                    means the Nigerian National Petroleum
                                  Corporation;

        "OML Area"                means the area covered by the OML 130;

        "OML 130"                 means the oil mining lease granted by the
                                  Minister to NNPC, TUPNI, Brasoil and the
                                  Seller by a letter dated 24 February 2005 in respect of the OML Area;

        "Operating Agreement"     means the operating agreement dated 25 April
                                  2005, and entered into between the Seller and TUPNI relating to the conduct of operations under the PSC;

        "OPL 246"                 means the Oil Prospecting Licence 246
                                  offshore Nigeria dated 15 April 1999 and with a commencement date of 23 February 1998 and granted by the FGN to the Seller, and in respect of which the Seller has assigned a 24% interest to TUPNI and a 16% interest to Brasoil;

        "Parties"                 means collectively the Seller and the
                                  Purchaser;

        "Party"                   means the Seller or the Purchaser;

        "Petroleum Operations"    has the meaning given to it in the PSC;

        "Production Co-           means the agreement dated 26 April 2005
        ordination Agreement"     entered into between the Seller, TUPNI and
                                  Brasoil to co-ordinate decisions relating to operations in the OML Area;

        "Profit Oil"              has the meaning given to it in the PSC;

        "PSC" the Production Sharing Contract dated 25 April 2005 and entered into by NNPC of the one part and the Seller of the other part as Contractor and TUPNI as operator relating to NNPC's fifty per cent (50%) interest in OML 130 and the rights and obligations of the Contractor and TUPNI in respect of the funding and the conduct of Petroleum Operations on behalf of NNPC;

        "Purchase Price"          means the amount referred to in Clause 3.1;

        "Purchaser's Escrow       has the meaning given to it in the Escrow
        Termination Notice"       Agreement;

         "Purchaser's             the representations and warranties of the
         Warranties"              Purchaser in Schedule 2, Part B;

        "Receipts"                has the meaning given to it in Clause 4.3;



                                Exhibit 4.49-6

        "Reimbursement Amount"    means the amount referred to in Clause 4.1;

        "Retained Interest"       means all of the rights, benefits, interests
                                  and obligations attaching to and forming part of (1) the Seller's remaining ten per cent (10%) interest as a Contractor in and under the PSC, and (2) the remaining ten per cent (10%) of the Seller's participating interest in and under the Operating
                                  Agreement, (3) all of the corresponding
                                  rights, interests and obligations under the Production Co-ordination Agreement, and (4) all of the corresponding rights, benefits and interests under the HOA;

        "Seller's Escrow          has the meaning given to it in the Escrow
        Termination Notice"       Agreement;

        "Seller's Warranties"     the representations and warranties of the
                                  Seller in Schedule 2, Part A;

        "Transferred Interest"    means all of the rights, benefits, interests
                                  and obligations attaching to and forming part of (1) the ninety per cent (90%) interest of the Seller's interest as a Contractor in and under the PSC, (2) the Seller's ninety per cent (90%) participating interest in and under the Operating
                                  Agreement, (3) all of the corresponding
                                  rights, interests and obligations under the Production Co-ordination Agreement, and (4) all of the corresponding rights, benefits and interests under the HOA;

        "TUPNI" means Total Upstream Nigeria Limited, its successors and permitted assigns; and

        "Warranties"              the Seller's Warranties and the Purchaser's
                                  Warranties.

1.2 All references to Clauses, Recitals and Schedules are, unless otherwise expressly stated, references to clauses of and recitals and schedules to this Agreement.

1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.4 Any reference to any statute or statutory instrument in this Agreement shall be a reference to the same as amended, consolidated or extended, supplemented or re-enacted from time to time or at any time prior to the date of this Agreement, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.5 Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa.



                                Exhibit 4.49-7

1.6     The word "including" shall be construed without limitation.

1.7 The Schedules form part of this Agreement and shall be construed and shall have the full force and effect as if expressly set out in the body of this Agreement, save that in the event of any conflict between the Schedules and any provision contained in the Clauses of this Agreement the latter shall prevail.

2.      SALE AND PURCHASE CONDITIONS

2.1 Subject to the terms and conditions hereinafter provided, on the Completion Date and for the Consideration the Seller, as legal and beneficial owner, shall sell and assign the Transferred Interest with full title guarantee to the Purchaser and the Purchaser shall purchase and acquire the Transferred Interest free from Encumbrances.

2.2 Subject to Clause 3.3, the sale and assignment of the Transferred Interest referred to in Clause 2.1 shall be completed on the Completion Date when the conditions precedent in Clause 2.3 have been fulfilled, provided that the said sale and assignment shall, as between the Parties, be deemed for all purposes to be made with effect from the Effective Date.

2.3 The respective obligations of the Seller and of the Purchaser pursuant to Clause 2.1 shall be subject to the satisfaction of the following conditions precedent:

        (a) the receipt of the unconditional written consent of NNPC under clause 18 of the PSC to the assignment to the Purchaser of the Seller's ninety per cent (90%) interest as a Contractor;

        (b) the execution of the Completion Documents by the parties thereto (excluding the Parties);

        (c) the Seller having notified the Minister and the Nigerian Department of Petroleum Resources (or any successor), in writing, at the same time as requesting the consent referred to in Clause 2.3(a), that the Seller is proposing to assign the Transferred Interest to the Purchaser; and

        (d) the receipt of the consent of the government of The People's Republic of China to the acquisition of the Transferred Interest by the Purchaser.

2.4     (a)  The Seller shall use its reasonable endeavours to procure the satisfaction as soon as reasonably practicable of the conditions precedent in Clause 2.3 (a), (b) and (c). The Purchaser shall render all reasonable assistance in relation to the satisfaction of such conditions precedent as the Seller may request, including the provision by the Purchaser of a parent company guarantee acceptable to NNPC, if so required by NNPC.

        (b) The Purchaser shall use its reasonable endeavours to procure the satisfaction as soon as reasonably practicable of the conditions precedent in Clause 2.3(d). To the extent it is able the Seller shall render all reasonable assistance in relation to the satisfaction of such condition precedent.

        (c) If the conditions precedent in Clause 2.3 are not satisfied within four (4) months of the date hereof, the Parties shall meet to discuss what joint action



                                Exhibit 4.49-8
             should be taken in order to procure the satisfaction of such conditions precedent.

2.5 If (notwithstanding that the Parties shall have used such endeavours and rendered such assistance as aforesaid) the conditions precedent set out in Clause 2.3 have not been satisfied before 5:00 p.m. Nigerian time within six (6) months of the date of this Agreement (or such later date as the Parties shall agree in writing) the Seller or the Purchaser shall have the right to terminate this Agreement forthwith by notice to the other Party, and upon termination neither Party shall, subject to Clause 2.7, have any liability hereunder to the other Party except in respect of any breach of this Agreement committed before such time.

2.6 The Seller shall notify the Purchaser, as soon as reasonably practicable, when each of the conditions precedent listed in Clause
        2.3 has been satisfied and provide the Purchaser with a copy of the consent received under Clause 2.3(a) and notice sent under Clause 2.3
        (c) duly acknowledged for receipt by the recipient.

2.7     (a)  On the day following the date of this Agreement the Purchaser shall pay, or procure the payment of, the Deposit into the Escrow Account in accordance with the terms of the Escrow Agreement. If the Purchaser fails to pay the Deposit as aforesaid, without prejudice to any other rights of the Seller, the Seller shall have the right to seek specific performance by the Purchaser of its obligation under this Clause 2.7(a) or, at the Seller's option, to terminate this Agreement forthwith.

        (b) The Deposit less the ITC Security shall be paid at Completion to the Seller as provided in the Escrow Agreement and Clause 6.2(f).

        (c) If this Agreement is terminated prior to Completion due to the breach by the Purchaser of its obligations hereunder or if Completion does not occur due to the breach by the Purchaser of its obligations hereunder, in either case the Deposit shall, without prejudice to any other rights of the Seller, be payable forthwith to the Seller and the Seller's Escrow Termination Notice shall be signed by both Parties in accordance with the Escrow Agreement.

        (d) If this Agreement is terminated prior to Completion due to the breach by the Seller of its obligations hereunder or if Completion does not occur as provided in Clauses 2.5, 3.3, 7.12(b) or due to the breach by the Seller of its obligations hereunder, in any such case the Deposit shall, without prejudice to any other rights of the Purchaser, be payable forthwith to the Purchaser and the Purchaser's Escrow Termination Notice shall be signed by both Parties in accordance with the Escrow Agreement.

        (e) On entry into of this Agreement by the Parties, and at Completion, the Seller shall deliver a legal opinion addressed to the Purchaser and to CNOOC Limited from its legal advisers substantially in the form attached hereto as Schedule 6.



                                Exhibit 4.49-9

3.      CONSIDERATION

3.1 The Consideration for the sale and assignment of the Transferred Interest payable to the Seller at Completion shall be the amount of Dollars one billion seven hundred and fifty million
        ($1,750,000,000.00) (the "Purchase Price"), as adjusted pursuant to Clause 3.2.

3.2     (a)  The Purchase Price referred to in Clause 3.1 shall be adjusted to
                                                               n
             an amount (the "Adjustment Amount") equal to Sigma  Xn where:-
                                                               1
                                        n
         Xn = (LIBORn) x Dn x (P + Sigma  Xn -1)
                                        1
                         --
                        360


         where:- Xo =       0;

                 n  =       for each month in the period from 1 January 2006
                            to Completion;

                 Dn = the number of days in each month in the period from and including 1 January 2006 up to but excluding the Completion Date, provided that, if the Completion Date is not the last day of a month the number of days for the relevant month shall be the number of days in that month up to but excluding the Completion Date; and where a month shall be deemed to be a period of thirty (30) days;

                 P  =       the amount of Dollars [*];

                 LIBORn = means the display rate per annum of the offered quotation for deposits in Dollars for a period of one month which appears on Telerate Page 3750 (or such other page as the Parties may agree) at or about 11.00 am London time on the Business Day immediately prior to 1 January 2006 and thereafter on the first day of each month in the period until Completion, or, if such day is not a Business Day in London, on the last Business Day in London prior to such day.


        (b) The amount calculated under Clause 3.2(a) and notified to the Purchaser as provided in Clause 6.2(d) shall, save in the event of fraud or manifest error in calculating such amount (but not otherwise), be payable at Completion and in the case of fraud or manifest error and if not resolved by the Parties prior to Completion, the matter shall be resolved by reference to an expert appointed on request of either Party in accordance with Clause 4.5 which shall be deemed to apply mutatis mutandis to a dispute under this Clause 3.2(b).



                               Exhibit 4.49-10

3.3 The Seller acknowledges that the Consideration is based on the assumption that the royalty rate which will apply to, and in respect of, production attributable the Transferred Interest is zero percent (0%). In the event that prior to Completion, the royalty rate is varied,

        (a) the Seller may serve a notice on the Purchaser of such variation in the royalty rate and the Purchaser shall have the right, exercisable by notice within seven (7) Business Days of receipt of such notice from the Seller, to terminate this Agreement forthwith by notice to the Seller; or

        (b) if no notice is received under Clause 3.3(a), the Purchaser shall have the right exercisable at any time (i) prior to, and (ii) up to three (3) Business Days after receipt of a validly served notice under Clause 2.6 that the conditions precedent have been fulfilled, to terminate this Agreement forthwith by notice to the Seller, and, in the case of termination pursuant to either of Clause 3.3(a) or (b), the Deposit shall be repayable to the Purchaser in accordance with the Escrow Agreement. If the Purchaser fails to exercise such termination right within the specified time detailed in Clause 3.3(a) or (b), as the case may be, the Purchaser shall be deemed to have irrevocably waived its right of termination under this Clause 3.3.

3.4 The Seller acknowledges that the Consideration is based on the assumption that the investment tax credit regime ("ITC") will apply to, and in respect of, the Transferred Interest. If prior to the date of first commercial production of hydrocarbons from the OML Area (the "Production Date"), official government written notification or written NNPC communication of the official government's decision has been received that ITC will apply to and in respect of the Transferred Interest, then at Completion, if such notice or communication has been received, or following Completion, upon receipt of such notice or communication, the Seller shall be paid the sum of Dollars [*] (the "ITC Security") and if by the Production Date, such notification has not been received, then the ITC Security shall be paid to the Purchaser, and in either case the Escrow ITC Security Notice shall be signed by both Parties all as provided in the Escrow Agreement and, if payment is to the Purchaser, the same shall be treated as a reduction to the Consideration.

4.      REIMBURSEMENT OF TUPNI/BRASOIL CARRY

4.1 At Completion (or thereafter as provided in this Clause 4) the Purchaser shall reimburse directly to TUPNI and Brasoil pursuant to Clause 6.2(e) an aggregate amount of Dollars five hundred and eighteen million ($518,000,000.00) (the "Reimbursement Amount"), representing advances owing to TUPNI and Brasoil by the Seller in respect of the period prior to the Effective Date, adjusted pursuant to the following provisions of this Clause 4.

4.2     (a)  The Reimbursement Amount referred to in Clause 4.1 shall be adjusted as follows:

                                                  n
             (i)  to an amount equal to RD + Sigma  Xn (the "Adjusted
                                                  1
                  Reimbursement Amount") where:-



                               Exhibit 4.49-11
                                               n
        Xn = (LIBORn + [*]%) x Dn x (RD + Sigma  Xn- 1)
                                               1
                                     --
                                    360

        where:- Xo =       0;

                n  =       for each month in the period from 1 January 2006 to
                           Completion;

                Dn = the number of days in each month in the period from and including 1 January 2006 up to but excluding the Completion Date, provided that, if the Completion Date is not the last day of a month the number of days for the relevant month shall be the number of days in that month up to but excluding the Completion Date; and where a month shall be deemed to be a period of thirty (30) days;

                RD =       the amount of Dollars [*];

                LIBORn = means the display rate per annum of the offered quotation for deposits in Dollars for a period of one month which appears on Telerate Page 3750 (or such other page as the Parties may agree) at or about 11.00 am London time on the Business Day immediately prior to 1 January 2006 and thereafter on the first day of each month in the period until Completion, or, if such day is not a Business Day in London, on the last Business Day in London prior to such day.

            (ii) deducting or adding the payment to be made pursuant to Clause 4.3 as set out on the Interim Completion Statement, such payment being deducted from the Adjusted Reimbursement Amount, if due from the Seller, and added to the Adjusted Reimbursement Amount if due from the Purchaser.

        (b) Following Completion the Adjusted Reimbursement Amount shall be further adjusted by the Final Completion Statement.

        (c) The amount calculated under Clause 4.2(a)(i) and notified to the Purchaser as provided in Clause 6.2(e) shall, save in the event of fraud or manifest error in calculating such amount (but not otherwise), be payable at Completion. In the case of fraud or manifest error, if any dispute is not resolved by the Parties prior to Completion, the matter shall be resolved by reference to an expert appointed on request of either Party in accordance with Clause 4.5 which shall be deemed to apply mutatis mutandis to a dispute under this Clause 4.2(c).

4.3 The Adjusted Reimbursement Amount shall be increased by the amount of all Cash Calls (except any sums detailed in the statement of advances set out in Schedule 5 attached hereto) paid by or on behalf of the Seller under the Operating Agreement on



                               Exhibit 4.49-12
        or after the Effective Date (herein collectively referred to as "Expenditures") and shall be reduced by the amount of all income and receipts received by or on behalf of the Seller on or after the Effective Date under the Operating Agreement (herein collectively referred to as "Receipts") and respectively attributable to the Transferred Interest, in the period from the Effective Date to the Completion Date, and at least ten (10) Business Days prior to Completion the Seller shall prepare and give to the Purchaser a statement (the "Interim Completion Statement") showing for such period:

        (a)  all Expenditures and all Receipts;

        (b) an amount equal to interest at the Base Rate plus three per cent (3%) on all Expenditures, charged from, and including, the date such Expenditures were paid up to, but excluding, the Completion Date;

        (c) an amount equal to interest at the Base Rate plus three per cent (3%) on all Receipts charged from, and including, the date such Receipts were received up to, but excluding, the Completion Date;

        (d) the net balance resulting from the addition of the Expenditures and the amounts determined under Clause 4.3(b) less the sum of the Receipts and the amounts determined under Clause 4.3(c); and

        if the amount of the resulting net balance is positive, such amount shall be due from the Purchaser to the Seller and payable as provided in Clause 6.2(e) and if negative, shall be due from the Seller to the Purchaser, provided always that in the event of fraud or manifest error in calculating the amounts included in the Interim Completion Statement, but not otherwise, the Purchaser shall be entitled to withhold such amount from the Adjusted Reimbursement Amount payable at the Completion Date pending the resolution of such matter in accordance with the provisions of Clause 4.5.

4.4     (a)  Within fifteen (15) Business Days of Completion, the Seller shall prepare and give to the Purchaser a further statement in respect of the Expenditures and Receipts and other amounts as referred to in Clause 4.3(a) to (d) inclusive in the period from the Effective Date to the Completion Date (the "Final Completion Statement"), which shall be prepared on the same basis as the Interim Completion Statement and shall show any adjustments to the Interim Completion Statement and any further adjustment to the Reimbursement Amount. If at the time of preparing the Final Completion Statement, there are Expenditures or Receipts which cannot be ascertained, then the Seller shall deliver a further statement in respect thereof as soon as reasonably practicable, provided that following Completion, the Purchaser shall provide promptly to the Seller such information regarding Expenditures and Receipts as may be received by the Purchaser to permit the Seller to prepare the Final Completion Statement.

        (b) Within fifteen (15) Business Days of receipt of the Final Completion Statement, or any further statement, the Purchaser shall give notice to the Seller either (1) confirming acceptance of the Final Completion Statement, or such further statement, in which event the Purchaser or the Seller, as applicable, shall pay or repay the amount of any such further adjustment to the Reimbursement Amount shown to be payable on the Final Completion



                               Exhibit 4.49-13

             Statement or such statement within seven (7) Business Days of the Purchaser's notice, together with interest on such amount at the Base Rate plus three per cent (3%) charged from and including Completion to and excluding the date of payment, or (2) disputing all or part of such Final Completion Statement, or further statement, in which event if the Parties cannot resolve such dispute within ten (10) Business Days, the matter shall be dealt with as provided in Clause 4.5. If the Purchaser fails to give a notice to Seller as referred to above, the Purchaser shall be deemed to have accepted the Final Completion Statement or further statement which shall be final and binding on the Parties.

4.5 In the event that the Parties cannot agree upon the Final Completion Statement or other statements as provided in Clause 4.4, the dispute may be referred at any time thereafter by either Party for resolution by a firm of independent chartered accountants appointed by the President for the time being of the Institute of Chartered Accountants of England and Wales, unless prior to such referral, the Parties have agreed upon and appointed such firm. The nominated firm of independent chartered accountants shall be afforded the same access to books, records, accounts and documents in the possession of the Parties as they have in respect of each other. The decision of the firm so appointed shall, in the absence of fraud or manifest error, be final and binding on the Parties, and settlement of any outstanding amount shall be made within five (5) Business Days of such decision together with interest charged and paid as provided in Clause 4.4. The costs of the firm shall be borne by the Parties in equal proportions, and such firm shall be deemed to be acting as an expert and not as an arbitrator.

4.6 Expenditures, Receipts and other amounts referred to in this Clause 4 and which are in currencies other than Dollars, shall be converted to Dollars at the midpoint of the day's spread of the relevant exchange rate quoted in the Financial Times, London edition, for the day the applicable Expenditures, Receipts or other amounts were paid or received (or if not so quoted the midpoint for the applicable currency as quoted by the relevant central bank or other bank of repute).

5.      INTERIM PERIOD

5.1     During the Interim Period the Seller shall:

        (a) perform and procure the performance of all activities and obligations in relation to the Transferred Interest in the ordinary and usual course of business and in accordance with good oilfield practices, including procuring the payment of all Cash Calls;

        (b) advise the Purchaser promptly of any claim, legal proceedings, arbitration or expert reference which may arise in connection with the Transferred Interest;

        (c) not terminate or amend, or permit any amendment or termination of, the PSC, the HOA, the Operating Agreement or the Production Co-ordination Agreement without the prior written consent of the Purchaser and shall not create or permit to subsist any Encumbrance over the Transferred Interest (other than in respect of the carry detailed in the farm in agreement of 19 March 1998) and not execute any new operating agreements, cooperation



                               Exhibit 4.49-14
             agreements, unitisation agreements or project documents in relation to OML 130 without prior written consent of the Purchaser;

        (d) prior to any meeting under the PSC, the Operating Agreement, or the Production Co-ordination Agreement or prior to any material decision being taken in respect of the Transferred Interest, consult with the Purchaser and, in attending such meeting or casting its vote or abstaining, take account of any reasonable representation which the Purchaser may make;

        (e) use its reasonable endeavours to procure agreement to the Purchaser's representative attending meetings under the PSC, the Operating Agreement and the Production Co-ordination Agreement as an observer and together with the Seller's representative;

        (f) notify the Purchaser as soon as reasonably practicable of any event or matter which would cause the Seller's Warranties, if the Seller's Warranties were repeated every day until Completion, to be breached;

        (g) subject to any confidentiality restrictions by which the Seller is bound, keep the Purchaser informed in a timely manner of any Cash Calls issued and details of payments made and the adoption or amendment to any work programme and budget and the negotiation or execution of any material contract pursuant to the PSC and the Operating Agreement, and to the extent not already provided, provide the Purchaser with copies of all Data, written notices and other information provided by or to the Seller (whether before or during the Interim Period) including any technical or geological data or minutes of meetings received under the PSC, the Operating Agreement, the Production Co-ordination Agreement or the HOA and shall provide the Purchaser and the Purchaser's advisers with access, at times convenient to the Seller and subject to reasonable prior notice, during normal working hours to such information, documentation and data (subject always to any confidentiality obligations restricting disclosure) which they may reasonably require in respect of the Transferred Interest;

        (h) procure TUPNI to maintain any insurance taken out under the Operating Agreement (details of which shall be provided to the Purchaser promptly following the date hereof to the extent not already provided) and shall procure TUPNI to pursue any claim under the insurance policies and apply any insurance proceeds to meet any costs and expenses or credit the proceeds to the joint account of the Contractor under the Operating Agreement;

        (i) take all reasonable steps available to it to ensure that OML 130 is not amended, varied or revoked; and

        (j) not transfer nor assign, nor enter into any agreement or arrangement for the transfer or assignment of, any rights or obligations in respect of the Retained Interest.

5.2     If Completion does not take place for any reason provided for in this
        Agreement:



                               Exhibit 4.49-15

        (a) all information provided to the Purchaser under this Clause 5 will be returned to the Seller at the Purchaser's cost promptly after the Seller's request therefor and the Purchaser shall not retain copies thereof; and

        (b) all analyses, compilations, studies or other documents prepared by or on behalf of the Purchaser relating to OML 130 and the OML Area and/or the Transferred Interest will be destroyed.

5.3 In respect of the Transferred Interest, the Purchaser agrees and accepts that all work programmes and budgets, commitments to expenditures and other decisions relating to Petroleum Operations relating to the OML Area and which are approved by the management committee under the PSC shall be binding upon the Purchaser in all respects.

5.4 It is agreed that as at Completion and as between the Parties, the words "3 representatives of Contractor" referred to in clause 15 of the HOA shall be read and construed as meaning "2 representatives of the Purchaser and 1 representative of the Seller". For the avoidance of doubt, the Seller shall support any request by the Purchaser for representation at any subcommittee established under clause 7.7 of the PSC.

5.5 If TUPNI as Operator fails to pay to or credit the Joint Account (as both terms are defined in the Operating Agreement) with any amount due to the Contractor under the PSC, then the Seller and the Purchaser shall co-operate and take such actions as are reasonable to procure that such amount is paid to the Joint Account for the benefit of the Seller and the Purchaser according to their respective Participating Interests (as defined in the Operating Agreement).

5.6 After the date hereof, the Seller shall not agree to any amendment to the HOA which affects the rights, benefits and interests under the HOA to be assigned to the Purchaser at Completion pursuant to the assignment of the HOA interests forming part of the Completion Documents without the prior consent of the Purchaser, which shall not be unreasonably withheld.

6.      COMPLETION

6.1 Completion shall take place (unless otherwise agreed) at the offices of Baker Botts, 41 Lothbury, London EC2R 7HF as soon as reasonably practicable and in any event no later than ten (10) Business Days after the date on which the Seller shall have given notice under Clause 2.6 that each of the conditions in Clause 2.3 are satisfied.

6.2     At Completion, the following events shall take place:

        (a)  the Seller shall deliver to the Purchaser:

             (i) a copy, certified as a true copy by a director or officer of the Seller, of the consent of NNPC in respect of the transfer and assignment of the Transferred Interest;

             (ii) the Completion Documents duly executed by the parties thereto (other than the Purchaser) and the Seller;



                               Exhibit 4.49-16

             (iii) a copy, certified as a true copy by a director or the secretary of the Seller, of the resolution of the board of directors of the Seller approving the disposal of the Transferred Interest and authorising the execution of this Agreement, the Completion Documents and all other documents herein contemplated;

             (iv) a copy, certified as a true copy by a director or officer of the Seller, of a power of attorney authorising a person or persons to sign this Agreement, the Completion Documents and all other documents contemplated by this Agreement on behalf of the Seller;

             (v) a legal opinion, dated as of the Completion Date, from the Seller's legal advisers substantially in the form attached hereto as Schedule 6; and

             (vi)   the Acknowledgements duly signed by TUPNI and Brasoil;

        (b) the Seller shall execute all such other documents and do all such other acts and things as may reasonably be required in order to transfer the Transferred Interest to the Purchaser at Completion and otherwise carry out the true intent of this Agreement;

        (c)  the Purchaser shall deliver to the Seller:

             (i) a copy certified as a true copy by a director or officer of the Purchaser of the consent of the government of The People's Republic of China referred to in Clause 2.3(d);

             (ii) the Completion Documents duly executed by the Purchaser and thereafter the Seller shall promptly send original signed copies of the notice of assignment of the HOA interests to each of the parties to the HOA;

             (iii) a copy, certified as a true copy, by a director or the secretary of the Purchaser of the resolutions of the board of directors of the Purchaser approving, in respect of the Purchaser, the acquisition of the Transferred Interest and authorising the execution on behalf of the Purchaser of this Agreement, the Completion Documents and all other documents herein contemplated; and

             (iv) a copy, certified as a true copy by a director or officer of the Purchaser, of a power of attorney authorising a person or persons to sign this Agreement, the Completion Documents, and all other documents contemplated by this Agreement on behalf of the Purchaser;

        (d) the Purchaser shall pay at Completion to the Seller the Purchase Price, adjusted as provided in Clause 3.2, less the Deposit, by electronic transfer to the Seller's bank account all as notified to the Purchaser by the Seller not less than three (3) Business Days prior to Completion;

        (e) the Purchaser shall pay at Completion as provided below the Adjusted Reimbursement Amount and the Seller shall notify the Purchaser not less than



                               Exhibit 4.49-17
             three (3) Business Days prior to Completion of the Adjusted Reimbursement Amount breaking out its components determined under Clause 4.2(a) and shall specify in such notice the amount to be paid to TUPNI, the amount to be paid to Brasoil and the amount to be paid to the Seller, and the bank account details of TUPNI, Brasoil and the Seller provided that all such amounts to be paid by the Purchaser shall be equal to the Adjusted Reimbursement Amount, and the Purchaser shall make such payments by electronic transfer to the bank accounts specified in the Seller's notice (which payment shall be a good discharge for the Purchaser);

        (f) the Seller and the Purchaser shall execute the Escrow Completion Notice in accordance with the terms of the Escrow Agreement in order to permit the receipt by the Seller of the Deposit less the ITC Security; and

        (g) the Purchaser shall execute all such other documents and do all such other acts and things as may reasonably be required in order to transfer the Transferred Interest to the Purchaser at Completion and otherwise carry out the true intent of this Agreement.

6.3 Within thirty (30) days of the Completion Date, the Seller shall make available for collection from the Seller's office in Lagos, Nigeria, so far as the same are not already in the Purchaser's possession and subject to the Purchaser requesting the same at Completion:

        (a) copies of all current work programmes and budgets, Cash Calls and joint venture billings relating to the Transferred Interest;

        (b)  copies of all Data;

        (c)  copies of the Data Room Documents; and

        (d)  geoscientific and engineering data and logs.

7.      REPRESENTATIONS, WARRANTIES AND CLAIMS

7.1 Subject to all of the provisions of this Agreement and to matters fairly disclosed in the Disclosure Letter, the Seller, in relation to the Transferred Interest, hereby represents and warrants to the Purchaser in the terms of the Seller's Warranties which shall be deemed to be repeated as at the Completion Date save as otherwise noted in Schedule 2, Part A.

7.2 Subject to all of the provisions of this Agreement, the Purchaser hereby represents and warrants to the Seller in the terms of the Purchaser's Warranties which shall be deemed to be repeated as at the Completion Date.

7.3 Save in the case of fraud, and without prejudice to the provisions of Clause 4.3 or 4.4, the Seller shall not be liable for any claim made by the Purchaser under this Agreement, including the Warranties, and any such claim shall be wholly barred and unenforceable unless (1) Completion has occurred and (2) the Seller shall have received from the Purchaser written notice, giving such details of the claim as are then available, within thirty (30) days of the Purchaser becoming aware of the facts giving



                               Exhibit 4.49-18
        rise to such claim and in any event prior to 5pm Nigerian time on a date twelve (12) months after the Completion Date PROVIDED ALWAYS that any such claim which is validly made within the required period as aforesaid shall, unless settled or withdrawn, be deemed to have been waived or withdrawn if legal proceedings in respect thereof have not been properly issued and served on the Seller within three (3) months of written notice of the relevant claim first having been given as aforesaid. The requirement to make a claim prior to 5pm Nigerian time on a date determined as stated above shall not apply to a claim made by the Purchaser pursuant to an indemnity in this Agreement.

7.4 Save in the case of fraud, and without prejudice to the provisions of Clause 4.3 or 4.4, the Seller shall have no liability in respect of any claim under this Agreement, including the Warranties and the indemnities:

        (a) where the liability of the Seller in respect of that claim would (but for this Clause) be less than Dollars two million ($2,000,000.00); or

        (b) unless and until and only to the extent that the liability in respect of that claim (not being a claim for which liability is excluded under Clause 7.4(a)) when aggregated with the liability of the Seller in respect of all other such claims shall exceed Dollars ten million ($10,000,000.00); or

        (c) to the extent that the aggregate liability of the Seller in respect of all claims under this Agreement exceeds twenty per cent (20%) of the sum of the Consideration and the Adjusted Reimbursement Amount.

        SAVE THAT, the aggregate liability of the Seller for all claims relating to valid title to the Transferred Interest, shall not be subject to Clauses 7.4 (a), (b) and (c) and the aggregate liability in respect thereof shall be limited to the sum of the Consideration and the Adjusted Reimbursement Amount.

7.5 If the Purchaser or the Seller (as the case may be) ("First Party") receives any claim or becomes aware of any fact which is reasonably likely to result in the First Party having a claim against the Seller or the Purchaser (as the case may be) ("Second Party") under this Agreement, the First Party shall promptly notify the Second Party thereof in writing. The Second Party then shall be entitled to take and/or to require the First Party to take any reasonable action it may request to avoid, dispute, resist, compromise, defend or appeal such claim, but at the expense of the Second Party, including, but not limited to the conducting of any appeal, dispute, compromise or defence thereof and of any incidental negotiations but at all times in consultation with the First Party. The First Party shall not make any admission of liability, settle or compromise such claim unless requested in writing to do so by the Second Party. Whether the claim arises from the provisions of this Agreement (that is, there is no third party involvement) between the First Party and the Second Party or otherwise, the First Party will give the Second Party and its professional advisers all cooperation, access and assistance for the purposes of considering and resisting such claim as it may reasonably require, provided always that the First Party is indemnified to its reasonable satisfaction by the Second Party against all claims, costs, expenses, damages or losses which may thereby be incurred.



                               Exhibit 4.49-19

7.6 Save only as and to the extent of the Seller's Warranties, the Seller makes no representations or warranties of any kind in respect of any matter or thing and disclaims all liability and responsibility for any representation, warranty, statement, opinion or information made or communicated (orally or in writing) to the Purchaser (including, without limiting the generality of the foregoing, any representation, warranty, statement, opinion, information or advice made or communicated to the Purchaser by any officer, shareholder, stockholder, director, employee, agent, adviser, consultant or representative of the Seller), and the Purchaser acknowledges and affirms that it has not relied upon any such representation, warranty, statement, opinion or information in entering into and carrying out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Seller makes no representations or warranties as to all or any of: (i) the amounts, quality and deliverability of hydrocarbon reserves attributable to the Transferred Interest; (ii) any geological, geophysical, engineering, economic or other interpretations, forecasts or evaluations; (iii) the amount of any future revenue; (iv) any future costs and expenses, including the provision of any security, relating to the abandonment or decommissioning of any installation, facility or equipment under the PSC, the Operating Agreement or any applicable laws and regulations;
        (v) the physical condition of any assets, facilities, equipment, pipelines, wells, and installations forming part of the Transferred Interest all of which are acquired by the Purchaser hereunder on an "as is, where is" basis and at the Purchaser's sole risk regarding the condition thereof and the need for any repairs thereto or replacement thereof; (vi) subject to Clause 8, any liability for tax arising out of or in connection with the Transferred Interest; (vii) the amount and/or value of any Cost Oil and Profit Oil which may be recoverable or to which the Contractor is, or may become, entitled; and (viii) the amount of or availability of tax allowances in respect of Nigerian petroleum profits tax derived from any past costs incurred in respect of the Transferred Interest.

7.7 The Purchaser acknowledges and affirms that it has had full access to the Data Room Documents and that the Purchaser has made its own independent investigation, analysis and evaluation of the geological, geophysical, engineering, economic or other interpretations, availability of Cost Oil, Profit Oil, tax allowances, future costs and expenditures and prospects for further development of the Transferred Interest.

7.8 If the Seller pays to the Purchaser an amount pursuant to a claim in respect of the Seller's Warranties, or any other provision of this Agreement, and the Purchaser is entitled to recover from a third party any sum in respect of any matter giving rise to such claim, the Purchaser shall, with reasonable expedition, take all reasonable and appropriate steps to enforce such recovery and shall forthwith repay to the Seller so much of the amount paid by the Seller to the Purchaser as does not exceed the amount recovered from the third party, less all reasonable costs, charges and expenses incurred by the Purchaser in obtaining that payment and in recovering that amount from the third party. In relation to such third party claims, the Purchaser shall not settle, waive or compromise such claim without the Seller's approval (such approval not to be unreasonably withheld or delayed), and the Purchaser shall cooperate with and provide access to all information to the Seller and the Seller's professional advisers.



                               Exhibit 4.49-20

7.9 Save in the case of any fraudulent misrepresentation, the Seller shall incur no liability to the Purchaser under this Agreement in respect of any claim made by the Purchaser relating to the Seller's Warranties to the extent that:

        (a) the claim or the events giving rise to the claim would not have arisen but for, or the amount of the claim is increased as a result of, an act, omission or transaction of the Purchaser after Completion otherwise than in the ordinary and proper course of business as at present carried on or which would not have arisen but for any claim, election or surrender or disclaimer made or omitted to be made, or notice or consent given, or omitted to be given, by the Purchaser;

        (b) the claim is based upon a liability which is contingent only, unless and until such contingent liability becomes an actual liability or until the same is finally adjudicated;

        (c) the claim relates to any matter disclosed or contained in the Disclosure Letter and/or the Data Room Documents or otherwise is in the actual knowledge as at the date of signature of this Agreement of the Purchaser and its directors, officers and employees;

        (d) the claim occurs wholly or partly out of or the amount thereof is increased as a result of:

             (i) any increase in the rates of tax or royalty made after the date hereof; or

             (ii) any change in law or regulation or in its interpretation or administration by the Nigerian courts, by NNPC, the Nigerian Inland Revenue or by any other fiscal, monetary or regulatory authority after the date hereof; or

             (iii)  any change in market, political or economic conditions;

        (e) the Purchaser has obtained a credit or other reimbursement in respect of such claim;

        (f) the claim is as a result of anything done or omitted to be done by the Seller at the written request, or with the written agreement, of the Purchaser;

        (g) such claim has been satisfied, in whole or in part, by a claim under any other warranty or indemnity; and

        (h) the loss, damage or liability giving rise to the claim is recovered by the Purchaser under any insurance policies taken out under the Operating Agreement, or would have been so recovered if the Purchaser had put in place at Completion insurance maintained by or on behalf of the Seller in respect of the Transferred Interest as notified to the Purchaser as provided in Clause 5.1(h).

7.10 In assessing any liabilities or damages recoverable by the Purchaser as a result of a claim under the Seller's Warranties or any indemnity, there shall be taken into account any benefit received by or accruing to the Purchaser and/or the Purchaser's Affiliates, including, without prejudice to the generality of the foregoing, any amount of tax



                               Exhibit 4.49-21
        relief obtained and any amount by which any tax for which the Purchaser, or any of the Purchaser's Affiliates, is or may be liable to be assessed or accountable is reduced or extinguished, arising as a direct consequence of the matter which gives rise to such claim.

7.11 In the event of any claim under the Warranties, a Party receiving notice of such claim shall be given forty-five (45) days to remedy the breach to which the claim relates, and nothing in this Agreement shall relieve the other Party from its duty to mitigate any loss or liability suffered in relation to such claim.

7.12    (a)  Save as provided in Clause 7.12(b), the Purchaser shall have no right to rescind or terminate this Agreement for breach of the Seller's Warranties (save in the case of fraudulent misrepresentation), and the Purchaser's sole remedy for any breach of the Seller's Warranties shall be against the Seller in damages subject to the limitations in this Agreement, and the liability of the Seller to the Purchaser for any loss, claim or liability arising out of or in connection with the acquisition of the Transferred Interest shall be limited to a claim in contract under this Agreement and (save in the case of fraudulent misrepresentation) the Seller shall have no liability whatsoever to the Purchaser in tort or otherwise.

        (b) If prior to Completion the Seller is in breach of the Seller's Warranties in paragraphs 1 and/or 2 the Purchaser shall have the right, exercisable by notice given within five (5) Business Days of the Purchaser becoming aware of such breach, to terminate this Agreement forthwith by notice to the Seller, provided that if Seller does not give such notice in accordance with this Clause 7.12(b) the Seller shall be deemed to have waived any right of termination. If the Completion Date will occur in the period during which the right of the Purchaser under this Clause 7.12(b) is exercisable, the Completion Date shall be delayed until two
             (2) Business Days after the expiry of such period.

7.13 If, prior to Completion, the Seller becomes aware that the Seller is in material breach of any of the Seller's Warranties, the Seller shall notify the Purchaser as soon as possible and the Seller shall use its reasonable endeavours to remedy such breach, provided that the provisions of this Clause 7.13 shall not operate so as to give the Purchaser any rights in respect of such breach other than as provided in this Clause 7 or to increase the liability of the Seller under this Agreement.

7.14 Any amount paid in respect of a claim made under this Agreement, including the Warranties and any indemnity, shall result in an adjustment to the Consideration and (if applicable) the Adjusted Reimbursement Amount.

7.15 Neither Party shall be liable under this Agreement for indirect, consequential or special losses or damages howsoever caused, and whether arising in contract, tort or as a result of breach of statutory duty, including any loss of profits and lost or delayed production of hydrocarbons; and it is hereby accepted by the Parties that the right to recover any loss or damages under any claim for breach of the Warranties or other obligations hereunder shall be limited to the actual damages suffered or incurred by the Party bringing such claim or to the payment of liquidated damages prescribed herein.



                               Exhibit 4.49-22

7.16 Save where reference is made in the Seller's Warranties to OML 130, the Production Co-ordination Agreement or the HOA, for the purposes of the Seller's Warranties all references to Seller shall be read and construed as referring only to the Seller in its capacity as Contractor and the owner of the Transferred Interest.

8.      TAXATION

8.1 Subject to Clause 8.2 and 8.3 and to Completion having occurred, the Purchaser shall be responsible for the payment of:

        (a) all stamp duties, registration or similar taxes and duties, if any, payable in respect of the assignment to and purchase by the Purchaser of the Transferred Interest; and

        (b) all other taxes and royalties payable in respect of the Transferred Interest and all income and revenue derived therefrom by the Purchaser whether under the Completion Documents or applicable laws and regulations of Nigeria from the Effective Date.

8.2 The Parties believe that the transaction hereunder is outside the scope of value added tax or sales tax under Nigerian law or regulations. In the event that the Seller is advised in writing by the Nigerian tax authority that the transaction is subject to value added tax or sales tax, the Seller shall notify the Purchaser and the Parties shall work together as required to seek relief from payment of such tax. In the event the Parties fail to obtain such relief, the Seller shall be authorised to invoice the Purchaser for such tax in addition to the Consideration and the Purchaser shall pay such invoice at least three (3) Business Days prior to the due date for payment.

8.3 Save for the taxes to be paid by the Purchaser as provided in Clause 8.1, the Seller shall be responsible for the payment of any taxes (including but not limited to any income or capital gains tax) payable by it, by reason of the sale of the Transferred Interest and receipt of the Consideration and payment by the Purchaser of the Adjusted Reimbursement Amount.

8.4 The Parties confirm that an amount equal to 'P', as defined in Clause 3.2(a), and 'RD', as defined in Clause 4.2(a)(i), shall not be subject to any deduction or withholding on account of tax and shall be paid in full at Completion subject to and in accordance with the provisions of this Agreement and notwithstanding anything to the contrary in Clause 8.5.

8.5 Save as provided in Clause 8.4, with regard to the amount payable under Clause 3.2 and other adjustment payments to be paid at or after Completion, if the Purchaser considers it will be required by law to make any deduction or withholding on account of any tax, the Purchaser shall notify the Seller as soon as reasonably practicable, and in any event eight (8) Business Days prior to Completion, and the Parties shall meet within two (2) Business Days of such notice. If, notwithstanding such meeting, the Purchaser still considers it is required to make any deduction or withholding as aforesaid the Purchaser shall make such deduction or withholding in respect of such amount payable under Clause 3.2 and such other adjustment payments and shall:

        (a)  pay any such tax or other amount as required by law; and



                               Exhibit 4.49-23

        (b) as soon as practicable after making such payment, deliver to the Seller a certificate of tax deduction or other comparable evidence as provided by law of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

         The payment of any such amount to the relevant taxing or other authority by the Purchaser shall be a good discharge for the Purchaser with respect to the amount so paid and the Purchaser's liability with respect to the sum giving rise to the deduction or withholding shall be limited to payment of the net sum after such deduction or withholding.

9.      INDEMNITIES

9.1 (a) Subject to the limitations and exclusions of liability in Clause 7, which shall apply mutatis mutandis to the indemnity in this Clause 9.1(a), and to Clauses 9.1(b) and 9.2, the Seller shall be responsible for and indemnify, defend and hold harmless the Purchaser from and against all costs, charges, expenses, liabilities and obligations arising out of or in connection with the Transferred Interest and applicable to the period prior to the Effective Date.

        (b) In respect of the Transferred Interest and subject to Completion having occurred, the Purchaser shall indemnify, defend and hold harmless the Seller from and against all costs, charges, expenses, liabilities and obligations arising out of or in connection with the Transferred Interest and applicable to the period on and after the Effective Date, except where and to the extent such costs, charges, expenses, liabilities or obligations arise, or are increased, by reason of any act or omission, or transaction, or breach of any legal or contractual obligation on the part of the Seller, including a breach of the Seller's Warranties otherwise than in the ordinary and proper course of business.

9.2 Without prejudice to any limitations and exclusions and other provisions in this Agreement, from the Completion Date and only insofar as the same relate to the Transferred Interest, the Purchaser shall at its cost and expense perform and be responsible for and shall indemnify and hold the Seller harmless against:

        (a) all Abandonment Liabilities incurred in relation to the Transferred Interest;

        (b) all Environmental Liabilities incurred in relation to the Transferred Interest; and

        (c)  all EPC Liabilities incurred in relation to the Transferred
             Interest.

        Notwithstanding termination of this Agreement following Completion, the indemnity in this Clause 9.2 is intended to survive termination and to be binding upon the Purchaser, its successors and assignees and enforceable by the Seller for so long as and until all the Abandonment Liabilities, Environmental Liabilities and EPC Liabilities relating to the Transferred Interest have been fully discharged and all assets, installations, facilities, equipment, pipelines or other property have been entirely removed and the statutory limitation period applicable to any Abandonment Liabilities, Environmental Liabilities and EPC Liabilities has expired.



                               Exhibit 4.49-24

9.3 The Seller confirms, subject to Clause 8.5, that all moneys due to TUPNI and Brasoil up to Completion in relation to the Transferred Interest shall be repaid at Completion as provided in Clause 6.2(e) and, as from Completion, the Seller shall indemnify and hold the Purchaser harmless from any claim of, or liability to, TUPNI and/or Brasoil in respect of any advances and any other amounts due and owing to TUPNI and/or Brasoil to the extent the same are attributable to the Transferred Interest.

10.     NOTICES

10.1 Any notice pursuant to this Agreement shall be in writing and may be given by facsimile or letter, to the Party to be served, at the address, and for the attention of, the person stated in Clause 10.4, or such other address as may be given for the purposes of this Agreement by five (5) Business Days prior written notice to the other Party.

10.2 A notice by facsimile shall be deemed to be served on the date of dispatch provided that the date of dispatch is a Business Day and the notice was sent during usual business hours at the place of receipt, and a notice sent by post or delivered personally shall be deemed to be delivered when actually received.

10.3    In proving service:

        - by delivery by hand: it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

        - by post: it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this Clause but, for the avoidance of doubt, shall not be deemed delivered until actually received;

        - by facsimile: it shall be necessary only to produce the transmission report bearing the addressee's facsimile number.

10.4    The respective addresses for service are:

        To: Seller:

        South Atlantic Petroleum Limited
        11th & 12th Floor
        South Atlantic Petroleum Towers
        7, Adeola Odeku Street
        P.O. Box 73152
        Victoria Island
        Lagos
        Nigeria

        Fax number:         (00) 2341 270 1907

        Attention of:       Managing Director




                               Exhibit 4.49-25

        To: Purchaser:

        c/o CNOOC Limited
        Room 1206, CNOOC Plaza
        No. 6, Dongzhimenwai Xiaojie
        Beijing 100027
        The People's Republic of China

        Fax number:         +86-10-8452-1648

        Attention of:       Sheng Jianbo and Jiang Yongzhi

        and

        c/o: CNOOC Africa (UK) Limited
        27th Floor, Portland House
        Stag Place
        London
        SW1E 5RS

        Fax Number:         +44-20-7869-8105

        Attention of:       Zhuobiao Chen

11.     COSTS, EXPENSES AND DELAYED PAYMENT

11.1 Each of the Parties shall pay its own costs and expenses in relation to the preparation and execution of this Agreement and the documents contemplated hereby or executed pursuant hereto.

11.2 Save as provided in Clause 8, the Purchaser shall be responsible for payment in a timely fashion of all and any stamp duties, taxes and charges payable on or in respect of this Agreement and the Completion Documents.

11.3 In the event of the late payment by a Party of any amount due pursuant to this Agreement, such Party shall pay further interest on such sums as may be payable, from and including the date on which a payment is due to be paid in accordance with the terms of this Agreement until and excluding the date paid, at five per cent (5%) above the Base Rate, calculated daily, using simple interest.

12.     ANNOUNCEMENTS

12.1 Neither Party, nor any Affiliate of either Party, shall issue or make or procure the making or issue of any press release, public announcement or statement regarding this Agreement or any matter the subject of this Agreement, without the prior written consent of the other Party, unless it is necessary for the Party, or such Affiliate to make such press release, public announcement or statement in order to comply with a legal or statutory obligation to include information in published audited accounts, or with the requirement of a competent government agency or other regulatory body, or a recognised stock exchange on which the Party, or such Affiliate has its shares listed, or an unlisted securities market in which its shares are dealt, in which event the Party,



                               Exhibit 4.49-26
        or such Affiliate making such press release, public announcement or statement shall use all reasonable efforts to provide (or in the case of its Affiliate procure its Affiliate to provide) a copy of the same to the other Party as soon as practicable prior to publication.

12.2 Notwithstanding the foregoing, in no event prior to Completion shall any press release, public announcement or statement made by a Party or any Affiliate of either Party as permitted in Clause 12.1, contain any reference to the Consideration unless required by the requirements of a recognised stock exchange on which the Purchaser or its Affiliate is listed.

13.     ASSIGNMENT

13.1 Prior to Completion, none of the rights, liabilities and obligations of either Party under this Agreement are assignable except with the prior written consent of the other Party, provided that following Completion either Party may assign its rights, liabilities and obligations under this Agreement subject to obtaining the prior written consent of the other Party, such consent not to be unreasonably withheld.

13.2 This Agreement shall enure for the benefit of and be binding upon the respective successors and assigns of the Parties.

14.     CONFIDENTIALITY

14.1 The terms of this Agreement, and all information disclosed to the Purchaser relating to the Transferred Interest, shall be held confidential by the Purchaser and shall not be divulged in any way to any third party without the prior written approval of the Seller; provided, however, that the Purchaser may disclose such terms, without such approval, to:

        (a) any outside professional advisers or consultants, upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such advisers or consultants;

        (b) any bank or financial institution from whom the Purchaser is seeking or obtaining finance, upon obtaining a similar undertaking (but excluding this proviso) from such bank or institution;

        (c) the extent required by any applicable statute, or the requirements of any recognised stock exchange in compliance with its rules and regulations;

        (d) any employees or agents of the Purchaser, or any Affiliate of the Purchaser, upon obtaining a similar undertaking of confidentiality from such Affiliate (but excluding this proviso);

        (e) any government agency lawfully requesting such information including for the purpose of obtaining requisite regulatory approvals;

        (f) any court of competent jurisdiction or expert acting in pursuance of its powers;

        (g)  to the extent necessary under any provisions of the PSC; or



                               Exhibit 4.49-27

        (h)  to the extent any of such information is in the public domain.

         Provided that neither Party shall, prior to Completion, disclose the Consideration payable hereunder for the Transferred Interest, unless required to do so and provided further that in respect of disclosure by a Party of the Consideration such Party shall promptly give notice of such disclosure to the other Party detailing the identity of the person to whom disclosure has been made, save that no such notice shall be required to be given in the case of disclosure to persons within (a), (b), (d) and, in the case of (c), to the extent of applicable statutes or the requirements of the New York or Hong-Kong stock exchange, and, in the case of (e), to the extent that the government agency is within China.

14.2 Upon Completion, CNOOC International Ltd. and its Affiliates shall be released from any obligations under the confidentiality agreement dated 14 September 2004 between the Seller, CNOOC International Ltd and [*], and upon Completion the Confidentiality Agreement entered into between the Parties dated 16 November 2004 shall be terminated, and upon Completion, the Purchaser shall be released from the restrictions on disclosure in Clause 14.1 to the extent that any of the information is governed by any confidentiality provisions in the Completion Documents to which the Purchaser is bound.

14.3 The terms of this Agreement and all information divulged by the Purchaser to the Seller during the course of negotiation of this Agreement shall be held confidential by the Seller and shall not be divulged to any third party without the prior written approval of the Purchaser; provided, however, that the Seller may disclose such terms, without such approval, in the same manner as the Purchaser and the provisions of Clauses 14.1(a) to (h) inclusive shall apply mutatis mutandis to the Seller, as if herein set out.

15.     TERMINATION

15.1 This Agreement may terminate as provided in Clauses 2.5, 2.7(a), 3.3, or 7.12(b).

15.2 Notwithstanding the termination of this Agreement, the provisions of Clause 14 shall continue to apply for a period of five years from the date hereof; and termination shall be without prejudice to any accrued rights and obligations of the Parties at the date of termination and, in relation to the enforcement of such rights and obligations, Clauses 17 and 18 shall continue to be binding upon the Parties. Upon termination prior to Completion, the Seller shall promptly advise, and withdraw any application for consents and approvals made to the Minister and NNPC.

16.     VARIATION

          The terms and conditions of this Agreement shall only be varied by an agreement in writing signed by each of the Parties which specifically references this Agreement.

17.     GENERAL

17.1 The representations, warranties, undertakings and agreements contained in this Agreement shall remain in full force and effect after and notwithstanding Completion (but without prejudice to the provisions of Clauses 7 and 9).



                               Exhibit 4.49-28

17.2 No waiver by any Party of any breach of a provision of this Agreement shall be binding unless made expressly in writing. Further, any such waiver shall relate only to the breach to which it expressly relates and shall not apply to any subsequent or other breach.

17.3 This Agreement and the Schedules constitute the entire agreement between the Parties and supersede all previous agreements, arrangements or understandings between the Parties relating to the subject matter of this Agreement.

17.4    Time shall be of the essence in this Agreement.

17.5 The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement, and no person other than the Parties shall have any rights to enforce its terms.

17.6 This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall take effect when each of the Parties has had delivered to it one or more counterparts duly executed by each Party.

18.     GOVERNING LAW AND ARBITRATION

18.1 This Agreement shall be governed by and construed in accordance with English law.

18.2 Save for any dispute or matter to be referred to an expert as herein provided, all disputes arising out of or in connection with this Agreement, including, without limitation, any question regarding its existence, interpretation, validity, effectiveness or termination, shall, if possible, be settled amicably by negotiation between the Parties pursuant to this Clause 18.2. Upon written notice from any Party requesting a meeting to settle a dispute, the Parties shall meet to attempt to settle a dispute. If the dispute is not settled amicably within a period of twenty (20) days from the receipt of such written notice, then either Party may refer the dispute to arbitration pursuant to Clause 18.3. Notwithstanding the foregoing, either Party may at any time file a request for arbitration but will thereafter agree to defer taking active steps in that arbitration to enable the settlement process by negotiation to be completed within the said period of twenty (20) days. Neither Party shall object to any delay in pursuing the arbitration proceedings for the duration of the settlement process.

18.3    (a)  If a dispute is not resolved under Clause 18.2 within the said period of twenty (20) days, then such dispute may be referred by either Party to, and finally resolved by, arbitration under the Rules of the London Court of International Arbitration (the "LCIA Rules") then in force, which LCIA Rules are deemed to be incorporated by reference in this Clause 18.3. The number of arbitrators shall be three (3), with one arbitrator to be appointed by the claimant and a second arbitrator to be appointed by the defendant. The third arbitrator, who shall act as chairman of the arbitration, shall be appointed by agreement between the two (2) arbitrators nominated respectively by the claimant and the defendant. If the two (2) arbitrators fail to agree on the appointment of the third arbitrator or if either the claimant or the defendant fails to appoint its own arbitrator, the President of the London Court of International Arbitration shall make such appointments in accordance with the LCIA Rules. The place of arbitration shall be London, United Kingdom. The language to be used in the



                               Exhibit 4.49-29
        arbitral proceedings shall be English. The arbitrators shall decide the dispute in accordance with the governing law of this Agreement.

        (b) The Parties expressly agree that the right to make an application under Section 45 or to appeal under Section 69 of the Arbitration Act 1996 are hereby excluded in respect of any arbitration or with respect to any award made.

        (c) Judgement upon any award made may be entered in any court having jurisdiction over a Party or the assets of a Party owing the judgement, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.



                               Exhibit 4.49-30

IN WITNESS WHEREOF the duly authorised representatives of the Parties have executed this Agreement on the day and year first above written.

Signed for and on behalf of

SOUTH ATLANTIC PETROLEUM LIMITED



By:        /s/ T.Y. Danjuma

Name:      T.Y. Danjuma

Title:     Chairman







Signed for and on behalf of

CNOOC EXPLORATION & PRODUCTION LIMITED



By:        /s/ Fu Chengyu

Name:      Fu Chengyu

Title:     Chairman of CNOOC Limited and Attorney-in-fact for
           CNOOC Exploration & Production Limited



                               Exhibit 4.49-31

                                  SCHEDULE 1
                             COMPLETION DOCUMENTS


1.  Deed of Assignment of PSC interest

2.  Novation and Amendment of Operating Agreement

3.  Novation and Amendment of Production Co-ordination Agreement

4.  Assignment of HOA interests

5.  Notice of Assignment



                               Exhibit 4.49-32

                      DEED OF ASSIGNMENT OF PSC INTEREST




                              DEED OF ASSIGNMENT







                                    BETWEEN





                       SOUTH ATLANTIC PETROLEUM LIMITED



                                      AND



                    CNOOC EXPLORATION & PRODUCTION LIMITED



                               Exhibit 4.49-33

THIS DEED OF ASSIGNMENT is made this      day of                         2006

BETWEEN:-

(1) SOUTH ATLANTIC PETROLEUM LIMITED, a company established under the laws of the Federal Republic of Nigeria (hereinafter called the "Seller", which expression shall, where the context so admits, includes its successors and assigns); and

(2) CNOOC EXPLORATION & PRODUCTION LIMITED, a company established under the laws of the Federal Republic of Nigeria (hereinafter called the "Purchaser").

WHEREAS:-

(A) The Seller was the holder of a 60% interest under OPL 246 and, together with others, has applied for and been granted Oil Mining Lease 130 ("OML 130").

(B) The Federal Government of Nigeria has, through the Nigerian National Petroleum Corporation ("NNPC"), exercised its right to acquire from the Seller a 50% interest in OML 130.

(C) NNPC has entered into a Production Sharing Contract (the "PSC") to govern the funding and operations related to NNPC's 50% interest in OML 130 with the Seller as the Contractor and Total Upstream Nigeria Limited ("Total") as the Operator (as the terms "Contractor" and "Operator" are defined in the PSC), with the Seller holding an 100% Contractor party interest.

(D) The Seller desires to assign and the Purchaser desires to receive ninety per cent (90%) of the Seller's Contractor party interest under the PSC (hereinafter referred to as the "Transferred Interest").

(E) NNPC has granted its consent and approval to the assignment to the Purchaser by the Seller of the Transferred Interest.

IT IS HEREBY AGREED:-

1. The Seller hereby assigns to the Purchaser and the Purchaser hereby accepts, free from all liens, charges, encumbrances and third party rights, the Transferred Interest and all of the rights, title and interest, privileges, benefits, liabilities, duties, burdens and obligations attaching to and forming part of the Transferred Interest.

2. As a result of this Deed of Assignment, the Contractor party interests in the PSC shall be as follows:

        Company                                  Interest
        -------                                  --------
        The Purchaser                            90%

        The Seller                               10%



                               Exhibit 4.49-34

3.      This Deed shall be governed by Nigerian law.

IN WITNESS WHEREOF, the parties have duly executed this Deed of Assignment as of the day and year first written above.



The Common Seal of
SOUTH ATLANTIC PETROLEUM COMPANY LIMITED was hereunto affixed in the presence of:

                                   ------------------------------------------

                                   Director



                                   ------------------------------------------

                                   Director/Secretary





The Common Seal of CNOOC EXPLORATION & PRODUCTION LIMITED\ was hereunto affixed in the presence of:

                                   ------------------------------------------

                                   Director



                                   ------------------------------------------

                                   Director/Secretary



                               Exhibit 4.49-35

                 NOVATION AND AMENDMENT OF OPERATING AGREEMENT

                     DATED                           2006
                 ---------------------------------------------







                    CNOOC EXPLORATION & PRODUCTION LIMITED

                                      and



                       SOUTH ATLANTIC PETROLEUM LIMITED

                                      and



                        TOTAL UPSTREAM NIGERIA LIMITED









             ----------------------------------------------------



                       NOVATION AND AMENDMENT AGREEMENT

                in relation to the Operating Agreement relating

                        to the PSC for OML130, Nigeria

             ----------------------------------------------------



                               Exhibit 4.49-36

THIS AGREEMENT is made the ________ day of ____________________  2006

BETWEEN:

(1) CNOOC EXPLORATION & PRODUCTION LIMITED, a company established under the laws of the Federal Republic of Nigeria, with its registered office at 16d, Akin Olugbade Street, Victoria Island, Lagos, Nigeria ("CNOOC");

(2) SOUTH ATLANTIC PETROLEUM LIMITED a corporation organised and existing under the laws of Nigeria, with its registered office at 11th and 12th Floor, South Atlantic Petroleum Towers, 7 Adeola Odeku Street, Victoria Island, Lagos ("SAPETRO"); and

(3) TOTAL UPSTREAM NIGERIA LIMITED a corporation organised and existing under the laws of Nigeria, with its registered office at No 35 Kofo Abayomi Street, Victoria Island, Lagos ("TUPNI"),

being referred to collectively as the "Parties" and individually as a "Party".



WHEREAS

(A) NNPC, SAPETRO (as Contractor) and TUPNI (as Operator) entered into a production sharing contract (the "PSC") dated 25 April 2005 governing the funding and operations relating to NNPC's fifty percent (50%) interest in OML 130, with SAPETRO holding a one hundred percent (100%) contractor party interest.

(B) SAPETRO and TUPNI entered into an operating agreement (the "PSC JOA"), also dated 25 April 2005 for the purpose of defining their respective rights and obligations with respect to operations under the PSC.

(C) Following receipt of NNPC's approval thereto in accordance with clause 18 of the PSC, SAPETRO has, by a deed of assignment of even date herewith, assigned to CNOOC a ninety percent (90%) interest as Contractor in and under the PSC.

(D) The Parties desire that CNOOC shall become a party to the PSC JOA and that it shall enjoy all rights and incur all obligations arising in relation to a 90% Participating Interest under the PSC JOA (the "Transferred Interest").



NOW IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

        Terms and expressions defined in the PSC JOA shall, unless the context otherwise requires, bear the same meanings in this Agreement.

2.      TRANSFER

2.1 SAPETRO and TUPNI novate the PSC JOA, insofar as it relates to the Transferred Interest, in favour of CNOOC, and SAPETRO assigns to CNOOC all of its rights,



                               Exhibit 4.49-37
        benefits and interest in respect of the Transferred Interest under the PSC JOA, and CNOOC accepts such novation and assignment subject to the terms of this Agreement.

2.2     Article 3.2(a) of the PSC JOA shall be amended to read as follows:

        "The Participating Interests of the Non-Operators are:

        Company                         Participating Interest

        SAPETRO                                   10%

        CNOOC                                    90%"


2.3 Article 17 of the PSC JOA shall be amended as follows: after "by giving written notice thereof to all other Parties", the following shall be inserted:

        "CNOOC Exploration & Production Limited:
        16d, Akin Olugbade Street, Victoria Island, Lagos, Nigeria

        Fax no: [ ]

        Attention: [ ]"

2.4 Section 1.6.6 of Exhibit "A" - Accounting Procedure of the PSC JOA shall be amended to read as follows: "If a Non-Operator's advances are less than its share of cash expenditures, the deficiency shall, at Operator's option, be added to subsequent cash advance requirements or be paid by such Non-Operator within ten (10) Days following the receipt of Operator's billing to such Non-Operator for such deficiency".

2.5 It is recognised between SAPETRO and CNOOC that of the three representatives of the Contractor to be appointed to the Management Committee pursuant to clause 15 of the HOA, CNOOC shall be entitled to appoint two such representatives and SAPETRO one such representative.

3.      CONTINUATION

        Save as expressly provided in this Agreement, the provisions of the PSC JOA shall remain in full force and effect and binding on the parties thereto.

4.      MUTUAL UNDERTAKINGS IN RESPECT OF CNOOC

        The Parties to this Agreement agree that with effect from the date hereof:

4.1 CNOOC undertakes to each of SAPETRO and TUPNI to observe, perform, discharge and be bound by all liabilities and obligations of SAPETRO arising under the PSC JOA to the extent they are attributable to the Transferred Interest arising before, on or after the date hereof;



                               Exhibit 4.49-38

4.2 The other Parties shall release and discharge SAPETRO from its liabilities and obligations in respect of the Transferred Interest transferred by SAPETRO and assumed by CNOOC pursuant to clause 4.1 above, and shall accept the liabilities and obligations of CNOOC in the place thereof but only insofar as the said liabilities and obligations relate to the Transferred Interest and CNOOC undertakes to indemnify (on a full indemnity basis) and hold harmless TUPNI (solely so far as concerns the PSC JOA) in respect of any loss, damage, proceedings, injury, claim, expense or cost (including legal cost) for which SAPETRO would have been liable but for the release and discharge referred to herein.

5.      MISCELLANEOUS

5.1 This Agreement shall be treated as constituting all actions, consents, confirmations, agreements and undertakings required under the PSC JOA in relation to the assignment of the Transferred Interest and shall take effect notwithstanding any provision to the contrary contained in the PSC JOA.

5.2 Nothing contained in this Agreement shall prejudice the rights and obligations of CNOOC and SAPETRO under any other agreement between them in respect of the Transferred Interest.

6.      THIRD PARTY RIGHTS

        No person other than a Party may enforce this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

7.      COUNTERPARTS

        This Agreement may be executed in one or more counterparts but shall not be effective until each Party has had delivered to it one or more counterparts executed by each of the other Parties. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute and are the same agreement.

8.      GOVERNING LAW AND JURISDICTION

        The provisions of Article 18 of the PSC JOA concerning applicable law and dispute resolution shall apply to this Agreement mutatis mutandis.



                               Exhibit 4.49-39

IN WITNESS whereof the Parties have executed this Agreement on the day and year first above written.



Signed for and on behalf of
CNOOC EXPLORATION & PRODUCTION LIMITED


By       ________________________________

Name     ________________________________

Title    ________________________________



Signed for and on behalf of
SOUTH ATLANTIC PETROLEUM LIMITED


By       ________________________________

Name     ________________________________

Title    ________________________________



Signed for and on behalf of
TOTAL UPSTREAM NIGERIA LIMITED


By       ________________________________

Name     ________________________________

Title    ________________________________



                               Exhibit 4.49-40

         NOVATION AND AMENDMENT OF PRODUCTION CO-ORDINATION AGREEMENT

                     DATED                           2006
                 ---------------------------------------------








                    CNOOC EXPLORATION & PRODUCTION LIMITED

                                      and



                       SOUTH ATLANTIC PETROLEUM LIMITED

                                      and



                        TOTAL UPSTREAM NIGERIA LIMITED

                                      and



                 BRASOIL OIL SERVICES COMPANY NIGERIA LIMITED



             ----------------------------------------------------



                       NOVATION AND AMENDMENT AGREEMENT

             in relation to the Production Co-ordination Agreement

                             for OML 130, Nigeria

             ----------------------------------------------------



                               Exhibit 4.49-41

THIS AGREEMENT is made the ________ day of ____________________  2006

BETWEEN:

(1) CNOOC EXPLORATION & PRODUCTION LIMITED a company established under the laws of the Federal Republic of Nigeria with its registered office at 16d, Akin Olugbade Street, Victoria Island, Lagos, Nigeria ("CNOOC");

(2) SOUTH ATLANTIC PETROLEUM LIMITED a corporation organised and existing under the laws of Nigeria, with its registered office at 11th and 12th Floor, South Atlantic Petroleum Towers, 7 Adeola Odeku Street, Victoria Island, Lagos ("SAPETRO");

(3) TOTAL UPSTREAM NIGERIA LIMITED a corporation organised and existing under the laws of Nigeria, with its registered office at No 35 Kofo Abayomi Street, Victoria Island, Lagos ("TUPNI"); and

(4) BRASOIL OIL SERVICES COMPANY NIGERIA LIMITED, a corporation organised and existing under the laws of Nigeria with its registered office at Plot 1679, Karimu Kotun Street, Victoria Island, Lagos ("BRASOIL"),

being referred to collectively as the "Parties" and individually as a "Party".



WHEREAS

(A)     NNPC, SAPETRO and TUPNI have entered into the PSC dated 25 April 2005.

(B)     SAPETRO and TUPNI have entered into the PSC JOA dated 25 April 2005.

(C) SAPETRO, TUPNI and BRASOIL have entered into a production co-ordination agreement dated 26 April 2005 (the "PCA").

(D) Following receipt of NNPC's approval thereto in accordance with clause 18 of the PSC, SAPETRO has assigned to CNOOC on the date hereof a ninety percent (90%) interest as contractor in and under the PSC and CNOOC has become a party to the PSC JOA with a ninety percent (90%) participating interest thereunder (together the "Transferred Interest").

(E) The Parties desire that CNOOC shall become a party to the PCA and that it shall enjoy all rights and incur all obligations under the PCA arising in relation to the Transferred Interest and its consequential rights under the PCA as a PSC Contractor and as part of the PSC Contractor Group.



NOW IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

        Terms and expressions defined in the PCA shall, unless the context otherwise requires, bear the same meanings in this Agreement.



                               Exhibit 4.49-42

2.      TRANSFER

2.1 SAPETRO, TUPNI and BRASOIL novate the PCA, insofar as it relates to the Transferred Interest, in favour of CNOOC, and SAPETRO assigns to CNOOC all of its rights, benefits and interest in respect of the Transferred Interest under the PCA, and CNOOC accepts such novation and assignment subject to the terms of this Agreement.

2.2     Article 1.1 of the PCA shall be amended as follows:

        (a) the definition of "Party" shall read: "(q) "Party" means either SAPETRO, TUPNI, BRASOIL or CNOOC and/or any of their respective successors and assignees, as signatory of this PCA; "Parties" shall be construed accordingly."

        (b) the definition of "PSC Contractor" shall read "(z) "PSC Contractor" means SAPETRO, CNOOC and their successor(s) and assignee(s) acting as contractor of the PSC as defined therein and pursuant thereto".

        (c) the definition of "PSC Contractor Group" shall read "(aa) "PSC Contractor Group" means SAPETRO, CNOOC and TUPNI in their respective capacities as Contractor and Operator under the PSC".

2.3 Article 11.1 of the PCA shall be amended and the following shall be inserted below "by giving written notice thereof to all other Parties":

        "CNOOC Exploration & Production Limited:
        16d, Akin Olugbade Street, Victoria Island, Lagos, Nigeria

        Fax: [ ]

        Attention: [ ]"

3.      CONTINUATION

        Save as expressly provided in this Agreement, all other provisions of the PCA shall remain in full force and effect and binding on the parties thereto.

4.      MUTUAL UNDERTAKINGS IN RESPECT OF CNOOC

        The Parties to this Agreement agree that with effect from the date hereof:

4.1 CNOOC undertakes to each of SAPETRO, TUPNI and BRASOIL to observe, perform, discharge and be bound by all liabilities and obligations of SAPETRO arising under the PCA to the extent they are attributable to the Transferred Interest arising before, on or after the date hereof;

4.2 The other Parties shall release and discharge SAPETRO from its liabilities and obligations in respect of the Transferred Interest transferred by SAPETRO and assumed by CNOOC pursuant to clause 4.1 above, and shall accept the liabilities and obligations of CNOOC in the place thereof but only insofar as the said liabilities and obligations relate to the Transferred Interest and CNOOC undertakes to indemnify (on a full indemnity basis) and hold harmless each of TUPNI and BRASOIL (solely so far



                               Exhibit 4.49-43
        as concerns the PCA) in respect of any loss, damage, proceedings, injury, claim, expense or cost (including legal cost) for which SAPETRO would have been liable but for the release and discharge referred to herein.

5.      MISCELLANEOUS

5.1 This Agreement shall be treated as constituting all actions, consents, confirmations, agreements and undertakings required under the PCA in relation to the assignment of the Transferred Interest and shall take effect notwithstanding any provision to the contrary contained in the PCA.

5.2 Nothing contained in this Agreement shall prejudice the rights and obligations of CNOOC and SAPETRO under any other agreement between them in respect of the Transferred Interest.

6.      THIRD PARTY RIGHTS

        No person other than a Party may enforce this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

7.      COUNTERPARTS

        This Agreement may be executed in one or more counterparts but shall not be effective until each Party has had delivered to it one or more counterparts executed by each of the other Parties. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute and are the same agreement.

8.      GOVERNING LAW AND JURISDICTION

        The provisions of Article 12 of the PCA concerning applicable law and dispute resolution shall apply to this Agreement mutatis mutandis.



                               Exhibit 4.49-44

IN WITNESS whereof the Parties have executed this Agreement on the day and year first above written.



Signed for and on behalf of
CNOOC EXPLORATION & PRODUCTION LIMITED



By       ________________________________

Name     ________________________________

Title    ________________________________



Signed for and on behalf of
SOUTH ATLANTIC PETROLEUM LIMITED


By       ________________________________

Name     ________________________________

Title    ________________________________



Signed for and on behalf of
TOTAL UPSTREAM NIGERIA LIMITED


By       ________________________________

Name     ________________________________

Title    ________________________________


Signed for and on behalf of
BRASOIL OIL SERVICES COMPANY NIGERIA LIMITED


By       ________________________________

Name     ________________________________

Title    ________________________________



                               Exhibit 4.49-45

                               ASSIGNMENT OF HOA



From:    South Atlantic Petroleum Limited

To:      CNOOC EXPLORATION & PRODUCTION LIMITED
         16d, Akin Olugbade Street, Victoria Island, Lagos, Nigeria

                                                            [Completion Date]



Dear Sirs

                                    OML 130

Following completion of the assignment of the Transferred Interest, being a ninety per cent (90%) interest of the Contractor (as defined in the PSC) in and under the Production Sharing Contract dated 25 April 2005 relating to OML 130 (the "PSC"), together with all rights and obligations under the Operating Agreement and the Production Co-ordination Agreement, we wish to assign to you the corresponding rights under the Heads of Agreement dated 25 April 2005 entered into between Nigerian National Petroleum Corporation, Total Upstream Nigeria Limited, Brasoil Oil Services Company Nigeria Limited and ourselves (the "HOA").

Accordingly, we hereby assign to CNOOC Exploration & Production Limited all of our rights, interests and benefits arising under the HOA in so far as, and to the extent that, such rights, interests and benefits relate to the Transferred Interest.

The assignment hereinbefore referred to shall include, without limitation, the right of CNOOC Exploration & Production Limited to nominate two of the three representatives of Contractor on the Management Committee, all as referred to in Clause 15 of the HOA.

Yours faithfully




____________________________________________
Managing Director
SOUTH ATLANTIC PETROLEUM LIMITED

We hereby accept the assignment of the HOA as referred to above.





____________________________________________
For and on behalf of
CNOOC EXPLORATION & PRODUCTION LIMITED



                               Exhibit 4.49-46

                             NOTICE OF ASSIGNMENT



From:    South Atlantic Petroleum Limited

To:      Parties to the HOA







Dear Sirs

Re:      Heads of Agreement dated 25 April 2005 (the "HOA")

We hereby notify you that, following the completion of the assignment by SAPETRO of a ninety per cent (90%) interest of the Contractor under the Production Sharing Contract of 25 April 2005 to CNOOC Exploration & Production Limited (the "PSC Interest"), we have assigned to CNOOC Exploration & Production Limited all of our rights, interests and benefits under the HOA insofar as, and to the extent that, such rights, interests and benefits relate to the PSC Interest, the Production Co-ordination Agreement and the Operating Agreement. The above assignment includes the right of CNOOC Exploration & Production Limited to nominate two of the three representatives of the Contractor on the Management Committee under the PSC.

Yours faithfully





____________________________________________
Managing Director
South Atlantic Petroleum Limited



                               Exhibit 4.49-47

                                  SCHEDULE 2
                        REPRESENTATIONS AND WARRANTIES

                                    PART A
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER


Where any statement set out below is qualified by the words "as far as the Seller is aware" or "to the best of the Seller's knowledge and belief", that statement shall mean that it is made after due and careful enquiry of the directors, officers and employees of the Seller and the asset manager of OML 130 in TUPNI.

The representations and warranties of the Seller in this Part A shall be repeated at Completion save for the representations and warranties set out in paragraphs 4, 5, 7, 11 and 12.

1. The Seller is a party to the PSC and having all of the rights, interests and obligations as Contractor as that term is defined in the PSC.

2. The Seller is the legal and beneficial owner of the Transferred Interest and the Transferred Interest is free from any Encumbrances and the Seller is not a party to any agreement or commitment to create any Encumbrance over the Transferred Interest and subject to the satisfaction of the conditions precedent in Clause 2.3, the Seller has the right to transfer and assign the full legal and beneficial ownership in the Transferred Interest to the Purchaser.

3. The Seller has not committed any breach of and is not in default under the PSC, the Operating Agreement, the HOA, the Production
        Co-ordination Agreement or any other material contracts relating thereto including but not limited to the Gas Utilisation Agreement and the Seller is not in breach of clause 23.1(e) of the PSC.

4. The Seller has not received notice and so far as the Seller is aware none of the other parties to the PSC, the Operating Agreement and the Production Co-ordination Agreement have committed any breach of, or are in default under, the PSC, the Operating Agreement, the HOA and the Production Co-ordination Agreement or any other material contracts relating thereto including but not limited to the Gas Utilisation Agreement, and the contracts relating to the development of the Akpo field which breach or default, is of a material nature and subsisting.

5. The Seller is not party to, and to the best of the Seller's knowledge and belief no other party to the PSC, the Operating Agreement, OML 130 and the Production Co-ordination Agreement is a party to, any litigation or arbitration or administrative proceedings or to any dispute in relation to, and which is likely to have a material adverse affect on, the Transferred Interest and the Seller is not aware that any such litigation, arbitration, administrative proceedings or dispute are threatened and the Seller is not aware that any judgement or award has been issued by, or is pending before, any court, tribunal or governmental agency which would materially affect the Transferred Interest.

6. The Seller is duly incorporated and validly existing under the laws of the Federal Republic of Nigeria.

7. The Data Room Documents contain all the material agreements affecting the Transferred Interest. In respect of the Data Room Documents and Data provided:

        7.1 the copies of the Data Room Documents delivered to or made available for inspection by the Purchaser prior to the execution hereof are so far as the Seller is aware, true and accurate;

        7.2 all Data that has been supplied or made available to the Purchaser or to its advisers by or on behalf of the Seller and which appears on its face to have been supplied to the Seller from a source other than the Seller has not been altered by the Seller and so far as the Seller is aware, was supplied from such source; and

        7.3 all Data that has been supplied or made available to the Purchaser or to its advisers by or on behalf of the Seller which originates from the Seller (save to the extent that this has been produced or taken from data, information or documents originating from another source) was produced in good faith at the time that it was created and, to the extent that it is factual in content, is based on facts which, to the knowledge, information and belief of the Seller, were at the time it was produced, true and fair in all material respects.

8. Save as provided in the PSC and legislation applicable to the PSC, there are no agreements which restrict the Seller's ability to dispose of the Transferred Interest to be acquired hereunder.

9. The conditions precedent in Clause 2.3 are the only consents, approvals and agreements to which the sale and transfer of the Transferred Interest is subject.

10. The Seller has not done any act or permitted any omission which would give rise to or could give rise to, cause or be the basis of revocation, invalidation or termination of the HOA, PSC, OML 130, the Operating Agreement or the Production Co-ordination Agreement.

11. As far as the Seller is aware, no parties to each of the HOA, PSC, OML 130, the Operating Agreement or the Production Co-ordination Agreement have done, any act or permitted any omission which would give rise to or could give rise to, cause or be the basis of revocation, invalidation or termination thereof or, so far as the Seller is aware, cause NNPC at the date hereof not to grant its consent and approval to the transfer and assignment of the Transferred Interest.

12. No sole risk and non-consent operations have been proposed or carried out by any person in relation to the OML Area and so far as the Seller is aware no such operations may be proposed and no notices have been sent by any party to the PSC, HOA or the Operating Agreement in respect of any sole risk operations.

13. The Seller has not offered, paid, promised to pay, authorised the payment of, or transferred, money or anything of value to an Official to secure any improper advantage or benefit in relation to the matters contemplated by this Agreement or the Transferred Interest, either directly or indirectly through a third party. "Official" shall mean and include (i) any officer or employee of FGN or any department, agency or entity controlled by FGN, or any person acting in an official capacity on behalf of any such department, agency or entity;
        (ii) any political party; (iii) any official of a political party;
        (iv) any candidate for political office; or (v) any officer or employee of a public international organisation such as the United Nations, the World Bank or the International Monetary Fund.

14. The documents which contain or establish the Seller's constitution incorporate provisions which authorise, and all necessary corporate action has been or will prior to the Completion Date be taken to authorise, the Seller to sign deliver and perform the transactions contemplated by this Agreement and the Completion Documents. This Agreement and each of the other Completion Documents to which it is a party constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms.

15. Upon receipt of the consents and approvals referred to in Clause 2.3 neither the signing and delivery of this Agreement nor the performance of any of the transactions contemplated by this Agreement will:

        15.1 contravene or constitute a default under any provision contained in any agreement, instrument, law, judgement, order, licence, permit or consent by which the Seller or any of its assets is bound or affected; or

        15.2 cause any limitation on the Seller or the powers of its directors whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgement, agreement, instrument or otherwise, to be exceeded.

16. No order has been made or petition presented or resolution passed for the winding up of the Seller or for an administration order in respect of it and no distress, execution or other process has been levied on any of its assets, nor has any similar procedure existing in Nigeria occurred. The Seller is not insolvent or unable to pay its debts and no receiver or manager or other analogous person has been appointed by any person of its business or assets or part thereof and no power to make such appointment has arisen.

17. No litigation, arbitration or administrative proceeding or claim, which might by itself, or together with any other such proceeding or claim materially and adversely affect the Seller's ability to observe or perform its obligations under this Agreement and the agreements contemplated hereby, is presently in progress or, to the best of the knowledge, information and belief of the Seller, pending or threatened against the Seller or any of its assets.

18. No event has occurred which would materially and adversely affect the Seller's ability to observe or perform its obligations under this Agreement and the transactions contemplated hereby.

19. All statutory obligations with relation to the conversion of OPL 246 to OML 130 have been complied with.

20.     The PSC, the Operating Agreement, OML 130, the Production
        Co-ordination Agreement and the HOA and all of the rights and interests thereunder or deriving therefrom are in full force and effect.

21. So far as the Seller is aware, no Environmental Claim is pending or has been made against itself or the operator in relation to the Transferred Interest. "Environmental Claim" means any claim, proceeding, investigation, demand, action, official warning, abatement or other order (conditional or otherwise) or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law. "Environmental Law" includes all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or of any governmental authority or agency or any other regulatory or other body in Nigeria relating to the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it, and "Environmental Licence" includes any permit, licence, authorisation, consent or other approval required by any Environmental Law.

                                    PART B
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


Where any statement set out below is qualified by the words "as far as the Purchaser is aware" or "to the best of the Purchaser's knowledge, information and belief", that statement shall be deemed to include an additional statement that it is after due and careful enquiry, but only within the Purchaser's own organisation.

The representations and warranties of the Purchaser in this Part B shall be repeated at Completion.

1. The Purchaser is duly incorporated with limited liability and validity existing under the laws of Nigeria.

2. The documents which contain or establish the Purchaser's constitution, incorporate provisions which authorise, and all necessary corporate action has been or prior to the Completion Date will be taken to authorise, the Purchaser to sign, deliver and perform the transactions contemplated by this Agreement.

3. Neither the signing and delivery of this Agreement nor the performance of any of the transactions contemplated by this Agreement will:

        3.1 contravene or constitute a default under any provision contained in any agreement, instrument, law, judgement, order, licence, permit or consent by which the Purchaser or any of its assets is bound or affected; or

        3.2 cause any limitation on the Purchaser or the powers of its directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgement, agreement, instrument or otherwise, to be exceeded.

4. No event has occurred which would materially and adversely affect the Purchaser's ability to observe or perform its obligations under this Agreement and the transaction contemplated hereby.

5. No litigation, arbitration or administrative proceeding or claim, which might by itself or together with any other such proceeding or claim materially and adversely affect the Purchaser's ability to observe or perform its obligations under this Agreement and the agreements contemplated hereby, is presently in progress or, to the best of the knowledge, information and belief of the Purchaser, pending or threatened against the Purchaser or any of its assets.

6. Except as provided in this Agreement, the Purchaser assumes the risk of description and condition of the Transferred Interest, including the cost, risk and expense of compliance with all laws, rules, orders and regulations relating to the environment.

7. The Purchaser has not offered, paid, promised to pay, authorised the payment of, or transferred, money or anything of value to an Official to secure any improper advantage or benefit in relation to the matters contemplated by this Agreement, either directly or indirectly through a third party. "Official" shall mean and include (i) any officer or employee of FGN or any department, agency or entity controlled by FGN, or any person acting in an official capacity on behalf of any such department, agency or entity;
        (ii) any political party; (iii) any official of a political party;
        (iv) any candidate for political office; or (v) any officer or employee of a public international organisation such as the United Nations, the World Bank or the International Monetary Fund.

                                                       DRAFT:  4 January 2006

                                  SCHEDULE 3
                              DATA ROOM DOCUMENTS

                                      [*]

                                                       DRAFT:  4 January 2006

                                  SCHEDULE 4
                               ESCROW AGREEMENT








                               ESCROW AGREEMENT



                                    BETWEEN



                       SOUTH ATLANTIC PETROLEUM LIMITED

                CNOOC EXPLORATION & PRODUCTION NIGERIA LIMITED

                                      AND

                    MEESPIERSON INTERTRUST (SINGAPORE) LTD
 (an Approved Trust Company in Singapore, wholly owned by Fortis Bank S.A./N.V.)

THIS ESCROW AGREEMENT is made this            day of                     2006

BETWEEN:

(1) SOUTH ATLANTIC PETROLEUM LIMITED, a company established under the laws of the Federal Republic of Nigeria (hereinafter called the "Seller");

(2) CNOOC EXPLORATION & PRODUCTION LIMITED, a company established under the laws of the Federal Republic of Nigeria (hereinafter called the "Purchaser"); and

(3) MEESPIERSON INTERTRUST (SINGAPORE) LTD, an approved trust company in Singapore, wholly owned by Fortis Bank S.A./N.V. and having its registered office at 63 Market Street, #21-00 Singapore 048 942 (hereinafter called the "Escrow Agent").

WHEREAS:

(A) The Seller and the Purchaser have entered into the Sale and Purchase Agreement pursuant to which it is provided that the Purchaser shall pay an amount of United States Dollars two hundred and thirty five million (US$235,000,000.00) into the Escrow Account.

(B) Upon Completion the Deposit shall be paid by the Escrow Agent to the Seller as herein provided, save that if Completion does not occur as provided in the Sale and Purchase Agreement then such amount shall be paid by the Escrow Agent to the Purchaser or Seller as applicable as herein provided.

(C) The Purchaser and the Seller have jointly appointed the Escrow Agent and the Escrow Agent has agreed to act as agent and to receive and pay out of escrow all of the amounts in the Escrow Account, together with interest earned thereon, subject to and upon the terms of this Agreement.

IT IS HEREBY AGREED:

1.      DEFINITIONS

1.1 In this Agreement and its recitals, words defined in the Sale and Purchase Agreement shall have the same meaning where used in this Agreement unless otherwise provided, and the following words and expressions shall have the meanings set opposite them:

        --------------------------------------------- ---------------------------------------------------------
        "Business Day"                                means a day (other than a Saturday or Sunday) on which
                                                      banks are open for general business in London and
                                                      Singapore;

        --------------------------------------------- ---------------------------------------------------------
        "Deposit"                                     means the sum of United States Dollars two hundred and
                                                      thirty-five million (US$235,000,000) to be paid into the
                                                      Escrow Account by the Purchaser in accordance with
                                                      clause 2.7(a) of the Sale and Purchase
        --------------------------------------------- ---------------------------------------------------------



                                                      57

        --------------------------------------------- ---------------------------------------------------------
                                                      Agreement;

        --------------------------------------------- ---------------------------------------------------------
        "Escrow Account                               means the United States Dollars interest bearing account
                                                      with an account number [*], maintained in the name of
                                                      the Escrow Agent with Fortis Bank S.A./N.V., Singapore
                                                      branch and with payment details as follows:

                                                      USD

                                                      Pay to:           [*]
                                                      For account:      [*]
                                                      In Favour of:     [*]
                                                      Account No:       [*]

                                                      (under telex advice to Fortis Bank SA/NV Singapore
                                                      Branch, Attn: Paul Tan);

        --------------------------------------------- ---------------------------------------------------------
        "Escrow Completion Notice"                    means a notice in the form attached to this Agreement
                                                      given by the Seller to the Escrow Agent and signed by a
                                                      director of each of the Seller and the Purchaser
                                                      confirming that Completion has occurred;

        --------------------------------------------- ---------------------------------------------------------
        "Escrow ITC Security Notice"                  means a notice in the form attached to this Agreement
                                                      given by the Seller or the Purchaser to the Escrow Agent
                                                      and signed by a director of each of the Seller and the
                                                      Purchaser confirming the instructions for payment of the
                                                      ITC Security;

        --------------------------------------------- ---------------------------------------------------------
        "ITC Security"                                means the sum of United States Dollars [*];

        --------------------------------------------- ---------------------------------------------------------
        "LIBOR"                                       means the display rate per annum of the offered
                                                      quotation for deposits in US dollars for a period of two
                                                      weeks or one month at the option of the Escrow Agent
                                                      which appears on Telerate Page 3750 (or such other page
                                                      as the Escrow Agent shall specify with the agreement of
                                                      the Seller and the Purchaser) at or about 11.00 am
                                                      London time on the Business Day preceding the date of
                                                      this Agreement and thereafter on the Business Day
                                                      preceding the first day of each period for which
                                                      interest is calculated hereunder;

        --------------------------------------------- ---------------------------------------------------------
        "Party"                                       means the Seller, the Purchaser or the Escrow Agent and
                                                      "Parties" means all of the Seller, the Purchaser and the
                                                      Escrow Agent;

        --------------------------------------------- ---------------------------------------------------------
        "Purchaser's Escrow Termination Notice"       means a notice in the form attached to this Agreement
                                                      given by the
        --------------------------------------------- ---------------------------------------------------------


                                                      58

        --------------------------------------------- ---------------------------------------------------------
                                                      Purchaser to the Escrow Agent, signed by a director of
                                                      each of the Seller and the Purchaser, confirming that
                                                      Completion has not occurred due to the termination of
                                                      the Sale and Purchase Agreement under clause 2.5, 3.3 or
                                                      7.12(b) thereof or due to the breach by the Seller of
                                                      its obligations under the Sale and Purchase Agreement
                                                      and that the Deposit is repayable to the Purchaser;

        --------------------------------------------- ---------------------------------------------------------
        "Sale and Purchase Agreement"                 means the sale and purchase agreement of even date
                                                      entered into by the Seller and the Purchaser;

        --------------------------------------------- ---------------------------------------------------------
        "Seller's Escrow Termination Notice"          means a notice in the form attached to this Agreement
                                                      given by the Seller to the Escrow Agent, signed by a
                                                      director of each of the Seller and the Purchaser,
                                                      confirming that Completion has not occurred due to the
                                                      breach by the Purchaser of its obligations under the
                                                      Sale and Purchase Agreement and that the Deposit is
                                                      payable to the Seller; and

        --------------------------------------------- ---------------------------------------------------------
        "Specimen Signatures"                         means the specimen signatures (as attached to this
                                                      Agreement) of the directors of each of the Seller and
                                                      the Purchaser notified to the Escrow Agent by each of
                                                      the Seller and the Purchaser respectively.

        --------------------------------------------- ---------------------------------------------------------

1.2 All references to Clauses, Recitals and Schedules are, unless otherwise expressly stated, references to clauses of and recitals and schedules to this Agreement.

1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.4 Any reference to any statute or statutory instrument in this Agreement shall be a reference to the same as amended, consolidated or extended, supplemented or re-enacted from time to time or at any time prior to the date of this Agreement, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.5 Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa.

1.6     The word "including" shall be construed without limitation.

1.7 The Schedules form part of this Agreement and shall be construed and shall have full force and effect as if expressly set out in the body of this Agreement, save that in the event of any conflict between the Schedules and any provision contained in the Clauses of this Agreement the latter shall prevail.

                                                       DRAFT:  4 January 2006


2.      PAYMENT INTO ESCROW ACCOUNT

2.1 The Purchaser shall pay the Deposit into the Escrow Account in accordance with clause 2.7(a) of the Sale and Purchase Agreement.

2.2     The Escrow Agent hereby agrees that:

        (a) it shall hold the Deposit in the Escrow Account until it receives the Escrow Completion Notice, the Purchaser's Escrow Termination Notice or the Seller's Escrow Termination Notice in accordance with this Agreement; and

        (b) if an Escrow Completion Notice has been given under Clause 3.1(a), it shall hold the ITC Security in the Escrow Account until it receives the Escrow ITC Security Notice in accordance with this Agreement.

3.      TERMS OF ESCROW

3.1 It is agreed that the amounts specified below shall be paid out of the Escrow Account by the Escrow Agent upon the first to occur of the following and in the manner and to the relevant Party as provided below:

        (a) upon receipt by the Escrow Agent of the Escrow Completion Notice duly signed by a director of each of the Seller and the Purchaser, the Escrow Agent shall pay: (1) an amount equal to the Deposit less the ITC Security to the Seller; and (2) all interest accrued on the Deposit to the Purchaser;

        (b) all amounts paid into the Escrow Account by the Purchaser under the Sale and Purchase Agreement as provided in Clause 2, together with all interest accrued thereon as provided in Clause 5, shall be paid to the Seller upon receipt by the Escrow Agent of the Seller's Escrow Termination Notice duly signed by a director of each of the Seller and the Purchaser; and

        (c) all amounts paid into the Escrow Account by the Purchaser under the Sale and Purchase Agreement as provided in Clause 2, together with all interest accrued thereon as provided in Clause 5, shall be paid to the Purchaser upon receipt by the Escrow Agent of the Purchaser's Escrow Termination Notice duly signed by a director of each of the Purchaser and the Seller.

3.2 Following payment of the amounts under Clause 3.1(a), the amount of the ITC Security, together with all interest accrued thereon as provided in Clause 5, shall be paid to the Seller or to the Purchaser, as specified in the Escrow ITC Security Notice, upon receipt by the Escrow Agent of the Escrow ITC Security Notice duly signed by a director of each of the Purchaser and the Seller.

3.3     (a)  Each of the Seller and the Purchaser hereby irrevocably authorises and instructs the Escrow Agent to make the payment under Clause 3.1(a), 3.1(b), 3.1(c) or 3.2, as applicable, upon receipt of the applicable notice or notices by the Escrow Agent as referred to in Clause 3.1(a), 3.1(b), 3.1(c) or 3.2.

        (b) Payment to the Seller under Clause 3.1(a) or 3.1(b) or 3.2 shall be made by the Escrow Agent to the Seller's bank account number [*], maintained with MeesPierson Asia Limited.

                                                       DRAFT:  4 January 2006


        (c) Payment to the Purchaser under Clause 3.1(a), 3.1(c) or 3.2 shall be made by the Escrow Agent to the bank account designated by the Purchaser as follows.

             Correspondent Bank:       [*]

             Chips UID:                [*]

             Beneficiary Bank:         [*]

             In favour of:             [*]

             Account No.:              [*]

3.4 The Parties hereby agree that the Escrow Agent may consult with competent and responsible legal counsel(s) selected by the Escrow Agent, and shall not be liable for any action taken or omitted by the Escrow Agent in good faith in accordance with the advice of such counsel(s).

4.      LIABILITY AND INDEMNITY

4.1 The Escrow Agent shall incur no liability as a result of entering into this Agreement save for any loss or liability caused by the Escrow Agent's gross negligence or wilful misconduct and without prejudice to the generality of the foregoing save for verifying that any signatures conform to the Specimen Signatures (to the extent such original Specimen Signatures have been provided) the Escrow Agent may, subject to the following, act in reliance upon any instrument, notice, request, certificate, approval, consent, document or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, or other written instrument delivered to it hereunder provided that the Escrow Agent shall confirm by telephone as soon as reasonably practicable after the receipt of any such written instrument any signature purported to be given on behalf of either the Seller or the Purchaser with the relevant contact person named in respect of the Seller and/or the Purchaser (as the case may be) in Clause 8.4, but without being required to take any further action to determine the authenticity, accuracy or the correctness of any fact stated therein or validity or the service thereof.

4.2 The Escrow Agent's duties and responsibilities, in its capacity as such, shall be limited to those expressly set forth in this Agreement, and except as set forth herein, the Escrow Agent shall not be subject to, nor obliged to recognise, any other agreement between any or all of the Parties even though reference thereto may be made herein, provided however that, with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by all the Parties.

4.3 The Escrow Agent shall have no obligation to make any payment to the Parties or one of the Parties if the making of such a payment would be unlawful in anyway. If it becomes illegal or impossible for reasons outside the Escrow Agent's control to carry out any of the provisions hereof, the Escrow Agent shall incur no liability as a

                                                       DRAFT:  4 January 2006


        consequence thereof, but shall use its reasonable endeavours to agree on alternative solutions jointly with the Parties.

4.4     (a)  The Seller and Purchaser shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all losses, liabilities, claims, actions, damages and expenses, (including reasonable lawyers' fees and disbursements), arising out of or in connection with its acting or failing to act in connection with any of the duties contemplated hereby and against any loss, liability or expense, including on a solicitor and client basis the expense of defending itself against any claim or liability, it may reasonably incur in carrying out the terms of this Agreement, save for those caused by the Escrow Agent's gross negligence or wilful misconduct.

        (b) This indemnity shall extend to the officers, directors, employees, agents, representatives or affiliates of the Escrow Agent save that nothing in this Clause shall indemnify such persons in respect of such costs, damages, losses and expenses arising out of gross negligence or wilful misconduct on the part of the Escrow Agent or its officers, directors, employee, agents, representatives or affiliates.

4.5     (a)  The Seller and the Purchaser severally undertake to execute the
             Escrow Completion Notice, the Seller's Escrow Termination Notice, the Purchaser's Escrow Termination Notice or the Escrow ITC Security Notice where applicable as required by Clause 3.1 or 3.2 forthwith upon the Seller and the Purchaser having an obligation to do so as provided in the Sale and Purchase Agreement.

        (b) It is acknowledged by the Seller and the Purchaser that, provided the Party seeking such relief has first sought the signature of the other Party's director to the relevant notice as detailed in Clause 4.5(a), it shall be entitled to seek injunctive relief to enforce the compliance by the Parties with this Clause 4.5 and the terms of this Agreement.

5.      INTEREST

5.1 Subject to Clause 6, in the case that an Escrow Completion Notice has been given, all interest earned on the Deposit paid into the Escrow Account shall accrue to the Purchaser, and otherwise all interest (including on the ITC Security) shall accrue to the Party entitled to the payment of the amounts paid into the Escrow Account as herein provided. Such accrued interest shall be payable at the same time as the payment of the amounts paid into the Escrow Account in accordance with Clause 3.1(a), 3.1(b), 3.1(c) or 3.2.

5.2 Interest shall accrue on all amounts from time to time standing to the credit of the Escrow Account from day to day on the basis of a 360 day year at the rate of LIBOR minus eight (8) basis points and accrued interest shall be credited by the Escrow Agent to the Escrow Account on the last Business Day of each calendar month, except when a payment has to be made out of the Escrow Account, in which case all accrued interest shall be credited to the Escrow Account immediately prior to such payment being made.

                                                       DRAFT:  4 January 2006


6.      ESCROW AGENT'S FEES

6.1 In consideration of the Escrow Agent agreeing to act in accordance with the terms of this Agreement, the Escrow Agent shall be entitled to be paid certain fees, details of which are set out in Schedule 1 to this Agreement.

6.2 For the avoidance of doubt, the Parties hereby agree that in its performance of duties set out herein, the Escrow Agent shall be reimbursed for all reasonable out-of-pocket expenses and legal fees incurred by the Escrow Agent in connection with the transactions contemplated by this Agreement.

6.3 All fees (as detailed in Schedule 1), costs and expenses charged by the Escrow Agent in respect of the Escrow Account and the Escrow Agent carrying out its obligations hereunder shall be deducted by the Escrow Agent from any interest earned on the Escrow Account and any sum deducted as aforesaid shall be retained by the Escrow Agent. The Escrow Agent shall notify the Parties of all deductions made under this Clause 6. If the interest earned is insufficient to pay for the Escrow Agent's fees, the Purchaser and the Seller shall each be severally liable for fifty per cent (50%) of any unpaid fees due and payable to the Escrow Agent and shall pay its share of such unpaid fees within fourteen (14) days of receipt of the Escrow Agent's invoice together with any applicable sales tax payable thereon. If the Escrow Agent does not receive its fees within such fourteen (14) day period, the Seller and the Purchaser hereby agree that the Escrow Agent shall be entitled to have recourse to the monies in the Escrow Account and apply such amount as is equal to the amount of any unpaid fees in payment of such fees.

7.      APPLICABLE LAW

7.1 This Agreement shall be governed by and construed in accordance with English law.

7.2     (a)  All disputes arising out of or in connection with this Agreement, including, without limitation, any question regarding its existence, interpretation, validity, effectiveness or termination, may be referred by either Party to, and finally resolved by, arbitration under the Rules of the London Court of International Arbitration (the "LCIA Rules") then in force, which LCIA Rules are deemed to be incorporated by reference in this Clause 7.2. The number of arbitrators shall be three (3), with one arbitrator to be appointed by the claimant and a second arbitrator to be appointed by the defendant. The third arbitrator, who shall act as chairman of the arbitration, shall be appointed by agreement between the two (2) arbitrators nominated respectively by the claimant and the defendant. If the two (2) arbitrators fail to agree on the appointment of the third arbitrator or if either the claimant or the defendant fails to appoint its own arbitrator, the President of the London Court of International Arbitration shall make such appointments in accordance with the LCIA Rules. The place of arbitration shall be London, United Kingdom. The language to be used in the arbitral proceedings shall be English. The arbitrators shall decide the dispute in accordance with the governing law of this Agreement.

                                                       DRAFT:  4 January 2006


        (b) The Parties expressly agree that the right to make an application under Section 45 or to appeal under Section 69 of the Arbitration Act 1996 are hereby excluded in respect of any arbitration or with respect to any award made.

        (c) Judgement upon any award made may be entered in any court having jurisdiction over a Party or the assets of a Party owing the judgement, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

7.3 Notwithstanding Clause 7.2 a Party may apply to any court to seek an injunction for specific performance of the obligations set out in this Agreement.

8.      NOTICES

8.1 All notices to be given pursuant to this Agreement shall be in writing and given by facsimile or delivered in person at the address, and marked for the attention of the person, set out in Clause 8.3 below.

8.2 A notice by facsimile shall be deemed to be served on the date of dispatch provided that the date of dispatch is a Business Day in the place of the recipient and the notice was sent during usual business hours (being between 9am and 5pm) at the place of receipt.

8.3     The address for notices hereunder are as follows:

        To: Seller:

        11th & 12th Floors
        South Atlantic Petroleum Towers
        7 Adeola Odeku
        P.O. Box 73152
        Victoria Island
        Lagos
        Nigeria

        Fax number:                (00) 2341 270-1907

        Attention of:              Managing Director



        To: Purchaser:

        Treasury Department
        c/o CNOOC Limited
        No. 6 Dongzhimenwai Xiaojie
        Beijing 100027
        The Peoples Republic of China

        Fax number:               (00)-86-10-8452-1512

        Attention of:              Mr Huang Xiaofeng

                                                       DRAFT:  4 January 2006


        To: Escrow Agent

        MeesPierson Intertrust (Singapore) Ltd
        63 Market Street
        #21-00
        Singapore 048 942

        Fax number:                +(65) 6536 5311

        Attention of:              Mr Alex van der Zwaard / Mr Geoffroy Dedieu

8.4 The contact persons for the purposes of Clause 4.1 shall be notified by the Seller to the Escrow Agent within thirty (30) days of the date hereof, and for the Purchaser shall be Mr Huang Xiaofeng, telephone number: 86-10-8452-1521.

9.      COUNTERPART

        This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same agreement and shall take effect when each of the Parties has had delivered to it one or more counterparts duly executed by each of the other Parties.

10.     THIRD PARTY RIGHTS

        No person other than a Party may enforce this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

                                                       DRAFT:  4 January 2006


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.



Signed by



For and on behalf of
SOUTH ATLANTIC PETROLEUM LIMITED







Signed by



For and on behalf of
CNOOC EXPLORATION & PRODUCTION LIMITED







Signed by



Alexander Pieter Alderd van der Zwaard
For and on behalf of
MEESPIERSON INTERTRUST (SINGAPORE) LTD

                                                       DRAFT:  4 January 2006

                                  SCHEDULE 1
                              Escrow Agent's Fees


The Escrow Agent shall be entitled to Escrow Agent's Fees which shall be calculated as follows:


Set up fee: USD [*].           This fee is one-off and will cover all
                               activities that have to be taken by the Escrow
                               Agent to enter into this Agreement, set up the account, etc. This amount will be offset against the quarterly administration fee.


Administration  fee:           [*]% of the value of the assets per annum,
                               payable on the first day of each quarter.

                               For the avoidance of doubt, should ompletion occur in the middle of a quarter, fees paid in advance for that quarter shall be taken into account to offset against the fees payable for the ITC Security, such fees applicable to the ITC Security shall continue until such date when the ITC Security shall be cleared from the Escrow Account.


Distribution fee:              USD [*] per distribution.

                                                       DRAFT:  4 January 2006


                           ESCROW COMPLETION NOTICE

                       [South Atlantic headed notepaper]

Meespierson Intertrust (Singapore) Ltd
63 Market Street
#21-00
Singapore 048 942
Attention: Mr Alex van der Zwaard / Mr Geoffroy Dedieu

[Date]

Dear Sirs

Re: Escrow Completion Notice pursuant to Escrow Agreement dated [ ] between South Atlantic Petroleum Limited ("SAPETRO"), CNOOC Exploration & Production Limited ("CNOOC") and Meespierson Intertrust (Singapore) Ltd (the "Escrow Agreement")

Capitalised terms used herein and not otherwise defined shall have the meanings given such terms in the Escrow Agreement.

We hereby confirm that completion of the Sale and Purchase Agreement occurred on [ ] in accordance with Clause 6 thereof and are giving this notice in accordance with Clause 3.1(a) of the Escrow Agreement.

We hereby request that the Escrow Agent pays:

        (a) an amount equal to the Deposit less the ITC Security to SAPETRO in accordance with Clause 3.1(a) of the Escrow Agreement; and

        (a) all interest earned on the Deposit to CNOOC in accordance with Clause 5 of the Escrow Agreement.



Yours faithfully



-----------------------------

For and on behalf of
South Atlantic Petroleum Limited





-----------------------------

For and on behalf of
CNOOC Exploration & Production Limited

                                                       DRAFT:  4 January 2006


                      SELLER'S ESCROW TERMINATION NOTICE

                       [South Atlantic headed notepaper]

Meespierson Intertrust (Singapore) Ltd
63 Market Street
#21-00
Singapore 048 942
Attention: Mr Alex van der Zwaard / Mr Geoffroy Dedieu

[Date]

Dear Sirs

Re: Seller's Escrow Termination Notice pursuant to Escrow Agreement dated [ ] between South Atlantic Petroleum Limited ("SAPETRO"), CNOOC Exploration & Production Limited ("CNOOC") and Meespierson Intertrust (Singapore) Ltd (the "Escrow Agreement")

Capitalised terms used herein and not otherwise defined shall have the meanings given such terms in the Escrow Agreement.

We hereby confirm that SAPETRO and CNOOC have mutually agreed that completion of the Sale and Purchase Agreement will not occur due to the breach by CNOOC of its obligations thereunder and are giving this notice in accordance with Clause 3.1(b) of the Escrow Agreement. We hereby request that the Escrow Agent pays all the amounts in the Escrow Account, together with all interest accrued thereon, to SAPETRO in accordance with Clause 3.1(b) of the Escrow Agreement.



Yours faithfully



-----------------------------

For and on behalf of
South Atlantic Petroleum Limited





-----------------------------

For and on behalf of
CNOOC Exploration & Production Limited

                                                       DRAFT:  4 January 2006


                     PURCHASER'S ESCROW TERMINATION NOTICE

                           [CNOOC headed notepaper]

Meespierson Intertrust (Singapore) Ltd
63 Market Street
#21-00
Singapore 048 942
Attention: Mr Alex van der Zwaard / Mr Geoffroy Dedieu

[Date]

Dear Sirs

Re: Purchaser's Escrow Termination Notice pursuant to Escrow Agreement dated [ ] between South Atlantic Petroleum Limited ("SAPETRO"), CNOOC Exploration & Production Limited ("CNOOC") and Meespierson Intertrust (Singapore) Ltd (the "Escrow Agreement")

Capitalised terms used herein and not otherwise defined shall have the meanings given such terms in the Escrow Agreement.

We hereby confirm that SAPETRO and CNOOC have mutually agreed that completion of the Sale and Purchase Agreement will not occur due to [the termination of the Sale and Purchase Agreement under clause 2.5 thereof / clause 3.3 thereof / clause 7.12(b) the breach by SAPETRO of its obligations thereunder *] and are giving this notice in accordance with Clause 3.1(c) of the Escrow Agreement. We hereby request that the Escrow Agent repays all the amounts in the Escrow Account, together with all interest accrued thereon, to CNOOC in accordance with Clause 3.1(c) of the Escrow Agreement.



Yours faithfully



-----------------------------

For and on behalf of
CNOOC Exploration & Production Limited



-----------------------------

For and on behalf of
South Atlantic Petroleum Limited



* delete as appropriate

                                                       DRAFT:  4 January 2006


                          ESCROW ITC SECURITY NOTICE

                  [South Atlantic or CNOOC headed notepaper]



Meespierson Intertrust (Singapore) Ltd
63 Market Street
#21-00
Singapore 048 942
Attention: Mr Alex van der Zwaard / Mr Geoffroy Dedieu

[Date]

Dear Sirs

Re: Escrow ITC Security Notice pursuant to Escrow Agreement dated [ ] between South Atlantic Petroleum Limited ("SAPETRO"), CNOOC Exploration & Production Limited ("CNOOC") and Meespierson Intertrust (Singapore) Ltd (the "Escrow Agreement")

Capitalised terms used herein and not otherwise defined shall have the meanings given such terms in the Escrow Agreement.

We hereby confirm that SAPETRO and CNOOC have mutually agreed that the ITC Security is payable in accordance with the Sale and Purchase Agreement to [SAPETRO/CNOOC *] and are giving this notice in accordance with Clause 3.2 of the Escrow Agreement. We hereby request that the Escrow Agent pays the ITC Security to [SAPETRO/CNOOC *], together with all interest accrued thereon in accordance with Clause 3.2 of the Escrow Agreement.



Yours faithfully



-----------------------------

For and on behalf of
South Atlantic Petroleum Limited





-----------------------------

For and on behalf of
CNOOC Exploration & Production Limited

* delete as appropriate



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                                                       DRAFT:  4 January 2006


                              SPECIMEN SIGNATURE

Meespierson Intertrust (Singapore) Ltd
63 Market Street
#21-00
Singapore 048 942
Attention: Mr Alex van der Zwaard / Mr Geoffroy Dedieu

[Date]

Dear Sirs

Re: Specimen Signature in respect of Escrow Agreement dated [ ] between South Atlantic Petroleum Limited ("SAPETRO"), CNOOC Exploration & Production Limited ("CNOOC") and Meespierson Intertrust (Singapore) Ltd (the "Escrow Agreement")

For the purposes of the Escrow Agreement and clause 4.1 thereof, we hereby notify you that the signatures below are the Specimen Signatures in respect of [CNOOC OR SAPETRO]

Name:        [print name]                   Name:             [print name]

Position:    [Director]                     Position:         [Director]



Signature:   __________________            Signature:____________________



Yours faithfully



_____________________________

For and on behalf of
[South Atlantic Petroleum Limited] or [CNOOC Exploration & Production Limited]



PURCHASER'S PDF SPECIMEN SIGNATURE PAGE WILL NEED TO BE PRINTED OUT BY EACH PARTY AND ATTACHED TO THE COUNTERPART ORIGINALS SIGNED BY THEM.

SELLER'S SPECIMEN SIGNATURE, WHEN RECEIVED, ALSO TO BE ATTACHED.



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                                                       DRAFT:  4 January 2006


                                  SCHEDULE 5
                          TUPNI STATEMENT OF ADVANCES



[*]

                                  SCHEDULE 6
                             FORM OF LEGAL OPINION

               FORM OF LEGAL OPINION TO BE ADDRESSED TO CNOOC BY
                       SAPETRO'S NIGERIAN LEGAL ADVISORS



TO:   CNOOC LIMITED                            TO:  CNOOC EXPLORATION &
                                                    PRODUCTION LIMITED






Dear Sirs,

In relation to any proposed sale and transfer by South Atlantic Petroleum Limited ("Sapetro") of a contractor interest under the PSC entered into with NNPC in respect of OML 130, we render the following opinion.

For the purposes of this opinion we have examined certified copies of the following documents:

-        the PSC;

-        the Operating Agreement;

-        the Production Co-ordination Agreement; and

-        the HOA.

(together "the Relevant Agreements").

We have also examined the [certificate of incorporation and the Memorandum and Articles of Association] (the "constitutional documents") of Sapetro, the particulars in relation to Sapetro available at [relevant Companies Registration Office] and such other books and records of Sapetro and issues of Nigerian law as we have considered necessary for the purposes of giving this opinion.

We are [solicitors] qualified in Nigeria. We express no opinion as to any law other than Nigerian law at the date of this opinion.

On the basis of the foregoing we are of the opinion that:

(i) Sapetro is a company duly incorporated [with limited liability], validly existing and entitled to carry on business under Nigerian law.



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                                                       DRAFT:  4 January 2006


(ii) No winding-up, administration, receivership or other similar order has been made in respect of Sapetro or any of its assets and no proceedings have been commenced with a view to obtaining any such order.

(iii) Sapetro has the power and legal capacity to enter into and perform the Relevant Agreements and the execution and performance of the Relevant Agreements will not contravene its constitutional documents.

(iv) Sapetro has taken all necessary corporate action to authorise its execution, delivery and performance of the Relevant Agreements.

(v) The obligations of Sapetro under the Relevant Agreements constitute its legal, valid, binding and enforceable obligations.

Yours faithfully




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                                                       DRAFT:  4 January 2006


                                  SCHEDULE 7
                           FORM OF ACKNOWLEDGEMENTS



                            Form of Acknowledgement

                                                         [Date of Completion]



From:    TUPNI





We hereby acknowledge that upon receipt of the sum of US dollars ($        ),
to be paid to us on the date hereof by Purchaser, all the advances, including all interest due thereon, made by us on behalf of South Atlantic Petroleum Limited ("SAPETRO") in respect of SAPETRO's ninety per cent (90%) interest as a Contractor under the Production Sharing Contract dated 25 April 2005 between the Nigerian National Petroleum Corporation, SAPETRO and ourselves shall have been repaid in full.





_______________________________________

TOTAL UPSTREAM NIGERIA LIMITED



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                                                       DRAFT:  4 January 2006




                            Form of Acknowledgement

                                                       [Date of Completion]



From:    Brasoil





We hereby acknowledge that upon receipt of the sum of US dollars ($ ), to be paid to us on the date hereof by Purchaser, all the advances, including all interest due thereon, made by us or on behalf of South Atlantic Petroleum Limited ("SAPETRO") in respect of SAPETRO's ninety per cent (90%) interest as a Contractor under the Production Sharing Contract dated 25 April 2005 between the Nigerian National Petroleum Corporation, SAPETRO and Total Upstream Nigeria Limited shall have been repaid in full.





____________________________________________________

BRASOIL OIL SERVICES COMPANY NIGERIA LIMITED



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